                              RESTATED AND AMENDED
                            REIMBURSEMENT AGREEMENT


                              HEXCEL CORPORATION

                           BANQUE NATIONALE DE PARIS
                              acting through its
                             SAN FRANCISCO AGENCY



                                 Relating to:





California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

Industrial Development Authority of the City of Casa Grande Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project);

Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

City of Lancaster Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

Young County #1 Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988; and

Port of Skagit Industrial Development Corporation Variable Rate Demand Revenue Bonds, 1989 (Hexcel Corporation Project)





                                 February 1, 1995


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                               TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

                                  ARTICLE 1.
                   DEFINITIONS, CONSTRUCTION, TIME PERIODS\

Section 1.1. Certain Defined Terms.........................................  2
Section 1.2. Rules of Construction.........................................  2
Section 1.3. Accounting Terms..............................................  2
Section 1.4. Computation of Time Periods...................................  2

                                  ARTICLE 2.
                             THE LETTERS OF CREDIT

Section 2.1. Amount and Term...............................................  3
Section 2.2. Alternate Credit Facility.....................................  3
Section 2.3. Fees..........................................................  4
             2.3.1.Quarterly Commission....................................  4
             2.3.2.Transfer Fee............................................  4
             2.3.3.Draw Fee................................................  4
             2.3.4.Amendment Fee...........................................  4
             2.3.5.Extension Fee...........................................  5
             2.3.6.Late Payment Charge.....................................  5
Section 2.4. Condition to Optional Redemption Drawings.....................  5
Section 2.5. Letter of Credit Conclusive...................................  5

                                  ARTICLE 3.
                                 REIMBURSEMENT

Section 3.1. Reimbursement for Debt Service Drawings.......................  6
Section 3.2. Reimbursement for Liquidity Drawings..........................  6
Section 3.3. Payment of Liquidity Reimbursement Obligations Following the
             Remarketing of Pledged Bonds..................................  7
Section 3.4. Prepayments...................................................  7
Section 3.5. Increased Costs...............................................  8
Section 3.6. Yield Protection..............................................  8
Section 3.7. Interest, Payments and Computations...........................  9
Section 3.8. Obligations Absolute..........................................  9

                                  ARTICLE 4.
                 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT

Section 4.1. Conditions Precedent. ........................................ 11
Section 4.2. Other Documents............................................... 13
Section 4.3. Waiver of Events of Default................................... 14
Section 4.4. Issuance of Letter of Credit Amendments....................... 14


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                                                                           PAGE
                                                                           ----

                                  ARTICLE 5.
                        REPRESENTATIONS AND WARRANTIES

Section 5.1. Financial Condition; Corporate Organization................... 15
Section 5.2. Corporate Existence and Power................................. 16
Section 5.3. Corporate Authorization; No Violation......................... 16
Section 5.4. Government Authorization...................................... 17
Section 5.5. Enforceable Obligations....................................... 17
Section 5.6. Not an Investment Company or Public Utility Holding Company... 17
Section 5.7. No Litigation................................................. 17
Section 5.8. Taxes......................................................... 17
Section 5.9. ERISA......................................................... 18
Section 5.10.Unfunded Liabilities..... .................................... 18
Section 5.11.No Default.................................................... 18
Section 5.12.Pledge and Pledged Bonds...................................... 18
Section 5.13.Financial Position............................................ 18
Section 5.14.Standby Purchase Commitment; Rights Offering.................. 19
Section 5.15.Revolving Credit Agreement.................................... 19
Section 5.16.Treatment of Claims........................................... 19
Section 5.17.Conditions Precedent to the Reorganization Plan............... 19
Section 5.18.Disclosure.................................................... 19
Section 5.19.Requirements of Law........................................... 20
Section 5.20.Transactions with Affiliates.................................. 20

                                  ARTICLE 6.
                              REPORTING COVENANTS

Section 6.1. Financial Statements.......................................... 21
Section 6.2. Events of Default............................................. 23
Section 6.3. Lawsuits...................................................... 23
Section 6.4. ERISA Notices................................................. 24
Section 6.5. Sale of Bond Facilities....................................... 24
Section 6.6. Public Filings and Reports.................................... 24
Section 6.7. Amendments to Documents....................................... 24
Section 6.8. Other Information............................................. 24

                                  ARTICLE 7.
                             AFFIRMATIVE COVENANTS

Section 7.1. Corporate Existence, Etc...................................... 25
Section 7.2. Corporate Powers; Conduct of Business, Etc.................... 25
Section 7.3. Compliance with Laws, Etc..................................... 25
Section 7.4. Payment of Taxes and Claims; Tax Consolidation................ 26
Section 7.5. Insurance..................................................... 26


                                       ii


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                                                                           PAGE
                                                                           ----

Section 7.6. Inspection of Property; Books and Records; Discussions........ 26
Section 7.7. ERISA Compliance.............................................. 27
Section 7.8. Maintenance of Property....................................... 27
Section 7.9. Environmental Compliance...................................... 27
Section 7.10.Pari Passu.................................................... 27
Section 7.11.Pledge and Security Interest.................................. 27
Section 7.12.Bond Facility Proceeds........................................ 28
Section 7.13.Reduction of Contingent Liability of Bank..................... 28
Section 7.14.Further Assurances............................................ 28

                                  ARTICLE 8.
                              NEGATIVE COVENANTS

Section 8.1. Debt.......................................................... 29
Section 8.2. Guaranty Obligations.......................................... 30
Section 8.3. Secured Debt.................................................. 30
Section 8.4. Transactions with Affiliates.................................. 31
Section 8.5. Restriction on Fundamental Changes............................ 31
Section 8.6. Prepayments................................................... 32
Section 8.7. Certain Amendments and Appointments........................... 32
Section 8.8. Accounting Changes............................................ 32

                                  ARTICLE 9.
                              FINANCIAL COVENANTS

Section 9.1. Minimum Net Worth............................................. 33
Section 9.2. Minimum Fixed Charge Coverage Ratio........................... 33
Section 9.3. Maximum Leverage Ratio........................................ 34
Section 9.4. Maximum Capital Expenditures.................................. 34

                                  ARTICLE 10.
                               EVENTS OF DEFAULT

Section 10.1. Events of Default............................................ 36
Section 10.2. Remedies Upon an Event of Default............................ 38

                                   ARTICLE 11.
                                 MISCELLANEOUS

Section 11.1. Amendments, Etc.............................................. 40
Section 11.2. Notices, Etc................................................. 40
Section 11.3. Wire Transfers............................................... 40
Section 11.4. No Waiver; Remedies.......................................... 41
Section 11.5. Right of Setoff.............................................. 41


                                       iii

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                                                                           PAGE
                                                                           ----


Section 11.6.  Indemnification............................................. 42
Section 11.7.  Liability of the Bank....................................... 43
Section 11.8.  Costs and Expenses.......................................... 44
Section 11.9.  Confirmation of Lien........................................ 44
Section 11.10. Change in Accounting Principles............................. 45
Section 11.11. Binding Effect.............................................. 45
Section 11.12. Severability................................................ 45
Section 11.13. Governing Law and Jurisdiction.............................. 45
Section 11.14. Current Rating.............................................. 45
Section 11.15. Counterparts................................................ 46


LIST OF EXHIBITS

      Exhibit A         ---   Certain Defined Terms
      Exhibit B         ---   Form of Collateral Agreement
      Exhibit C         ---   Form of Letter of Credit Amendment


LIST OF SCHEDULES

      Schedule 2.1      ---   Letter of Credit Stated Amounts
      Schedule 5.1(f)   ---   Existing Debt
      Schedule 5.1(g)   ---   Existing Guaranty Obligations
      Schedule 5.1(h)   ---   Existing Liens
      Schedule 5.1(i)   ---   Existing Subordinated Debt
      Schedule 5.1(j)   ---   Corporate Organization
      Schedule 5.7      ---   Litigation and Claims
      Schedule 5.8      ---   Allowed Priority Tax Claims
      Schedule 5.10     ---   Unfunded Liabilities
      Schedule 5.20     ---   Transactions with Affiliates
      Schedule 5.21     ---   Environmental Claims and Dispositions

      This RESTATED AND AMENDED REIMBURSEMENT AGREEMENT (this "Agreement") dated as of February 1, 1995, is made by and between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and BANQUE NATIONALE DE PARIS, a banking corporation organized and existing under the laws of The Republic of France, acting through its San Francisco Agency (the "Bank").


                                  RECITALS

             WHEREAS, the Company and the Bank previously entered into the Prior Reimbursement Agreements, providing, among other things, for issuance by the Bank of the Letters of Credit in order to provide the payment of the principal and interest on the Hexcel Bonds;

             WHEREAS, on December 6, 1993, the Company filed a voluntary petition for relief under the provisions of Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Northern District of California, Oakland Division;

             WHEREAS, certain events of default under the Prior Reimbursement Agreements have occurred and are continuing, including, but not necessarily limited to: (a) violation of certain financial and other covenants contained in or incorporated into the Prior Reimbursement Agreements, (b) commencement by the Company of Chapter 11 proceedings in bankruptcy, (c) failure of the Company to reimburse the Bank for drawings made under the Letters of Credit, and (d) failure of the Company to make certain other payments to the Bank which are payable under the terms of the Prior Reimbursement Agreements, including letter of credit fees;

             WHEREAS, the Company is restructuring its financial obligations and has filed the Reorganization Plan and the Disclosure Statement with the Bankruptcy Court;

             WHEREAS, the Reorganization Plan has been confirmed by the Bankruptcy Court and, subject to satisfaction of various conditions, including execution of this Agreement, the Reorganization Plan is expected to become effective on or before February 28, 1995; and

             WHEREAS, the Company has requested that the Bank waive existing defaults under the Prior Reimbursement Agreements, enter into this Agreement in substitution for the Prior Reimbursement Agreements, and extend the maturity dates of the Letters of Credit to December 31, 1998, and the Bank is willing to do so subject to the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that from and after the Effective Date the Prior Reimbursement Agreements are hereby consolidated, amended and restated in their entirety to read as follows:

                                 ARTICLE 1.
                    DEFINITIONS, CONSTRUCTION, TIME PERIODS

     SECTION 1.1. CERTAIN DEFINED TERMS. As used in this Agreement, including the preceding recitals, terms defined in Exhibit A hereto shall have the meanings assigned to such terms in such exhibit.

     SECTION 1.2. RULES OF CONSTRUCTION. The words "hereof", "herein", "hereunder", "hereto", and other words of similar import refer to this Agreement in its entirety, including the exhibits and schedules attached hereto. References to Articles, Sections, Subsections and other subdivisions of this Agreement are to the designated Articles, Sections, Subsections and other subdivisions of this Agreement as originally executed. The headings of this Agreement are for convenience only and shall not define or limit the provisions hereof. All references made (a) in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, and (b) in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular as well, where appropriate to the context. Each exhibit and schedule attached to this Agreement shall constitute an integral part of this Agreement.

     SECTION 1.3. ACCOUNTING TERMS. Subject to Section 11.10, all accounting terms not specifically defined herein shall be construed in accordance with GAAP, consistently applied, except as otherwise stated herein.

     SECTION 1.4. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

                                 ARTICLE 2.
                             THE LETTERS OF CREDIT

     SECTION 2.1. AMOUNT AND TERM.   The Stated Amount, Principal Component
and Interest Component of each Letter of Credit as of the Effective Date is as set forth in Schedule 2.1. The Stated Amount, Principal Component and Interest Component of each Letter of Credit shall be reduced and reinstated pursuant to
and in accordance with the provisions of such Letter of Credit.   Drawings will
be permitted to the extent and as provided in each Letter of Credit. No Drawing under any Letter of Credit shall be permitted for the payment of principal (whether due at maturity or upon redemption or acceleration), interest or the purchase price of Pledged Bonds unless such Pledged Bonds have been remarketed and the Stated Amount of such Letter of Credit has been consequently reinstated as provided in such Letter of Credit. The Letters of Credit shall expire on December 31, 1998, and the term of any Letter of Credit may be extended as provided therein or as otherwise agreed in writing by the parties hereto. The Bank agrees that all Drawings honored by the Bank shall be paid from Bank funds.

     SECTION 2.2. ALTERNATE CREDIT FACILITY. The Company may, at any time, at its option and in accordance with the terms of the applicable Indenture, provide an Alternate Credit Facility in substitution for any Letter of Credit;
PROVIDED, HOWEVER, that no substitution shall replace any Letter of Credit unless

             (a) one or more Alternate Credit Facilities shall simultaneously be issued with respect to ALL outstanding Hexcel Bonds issued under EACH Indenture; and

             (b) all Letters of Credit shall be terminated and returned to the Bank and all Hexcel Obligations outstanding immediately before the substitution for the Letters of Credit, including all Liquidity Reimbursement Obligations whether or not then due and payable, shall have been paid in full, together with all interest accrued thereon to the date of such payment and any and all fees, charges or other amounts owing to the Bank pursuant to this Agreement; and

             (c) if, at the time of the proposed substitution, the credit rating issued by either Moody's or S&P on the Bank's long or, if any such rating exists, short term senior debt obligations is not lower than the ratings issued by either of such rating services on the long or, if such rating exists, short term senior debt obligations for the proposed Alternate Credit Facility issuer, the Company has first requested the Bank to issue one or more substantially similar Alternate Credit Facilities under substantially the same terms and conditions and the Bank has failed to respond to such request within 30 calendar days after the request is made or has refused such request; and

             (d) if the substitution occurs on or before January 1, 1996, and prior to the substitution the Bank has not assessed the Company for increased costs or reduced yield as provided in Section 3.5 or 3.6 hereof, the Company

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      shall have paid to the Bank an amount equal to quarterly LOC Commissions which would have been paid to the Bank on April 1, 1995, July 1, 1995, October 1, 1995 and January 1, 1996, to the extent that such quarterly LOC Commissions had not already been paid, assuming for purposes of calculation that the Stated Amounts of the Letters of Credit would remain equal to the Stated Amounts as of the Effective Date.

The Company hereby agrees to give the Bank calendar 30 days' prior written notice of any proposed substitution. Notwithstanding any such substitution, so long as any Hexcel Obligation shall remain outstanding, this Agreement shall remain in full force and effect.

     SECTION 2.3. FEES.

            2.3.1. QUARTERLY COMMISSION. On each Payment Date, the Company shall pay to the Bank the LOC Commission. The LOC Commission shall be payable quarterly in advance and shall be non-refundable. The amount of the LOC Commission payable on each Payment Date shall be equal to (a) the cumulative Stated Amount of all Letters of Credit calculated as of the Payment Date, (b) multiplied by two percent, (c) multiplied by the number of days in the LOC Commission Period and (d) divided by 360 days. If the Company terminates any Letter of Credit in connection with conversion to a Fixed Rate or the refunding of Hexcel Bonds, the Company shall nonetheless continue to pay to the Bank quarterly LOC Commissions as if such Letter of Credit were to remain in effect up to and including the LOC Commission payable on January 1, 1996; PROVIDED, HOWEVER, that no post-termination LOC Commission shall be paid if the Bank has assessed the Company for increased costs or reduced yield as provided in Section
3.5 and Section 3.6, respectively, of this Agreement. For the purpose of calculating the LOC Commission in such circumstances, the Stated Amount of a Letter of Credit from the first Payment Date following its termination through the payment of LOC Commission due on January 1, 1996 shall be assumed to be the Stated Amount on the Payment Date immediately preceding the termination date.

            2.3.2. TRANSFER FEE. The Company shall pay to the Bank, upon each transfer of a Letter of Credit in accordance with its terms, a transfer fee equal to the greater of $1,000 or the Bank's standard transfer fee at the time of such transfer, and shall reimburse the Bank for all out-of-pocket expenses reasonably incurred by the Bank in connection with such transfer, including the fees and expenses of the Bank's counsel.

            2.3.3. DRAW FEE. The Company shall pay to the Bank a draw fee equal to $100 per Drawing under each Letter of Credit. The Bank shall prepare and deliver to the Company each calendar quarter an invoice stating the amount of draw fees currently payable. The Company shall remit such draw fees to the Bank within 10 days of receipt of the invoice.

            2.3.4. AMENDMENT FEE. The Company shall pay to the Bank an amendment fee equal to the greater of $1,000 or the Bank's standard amendment fee at the time of such amendment in connection with each amendment (other than a transfer pursuant to Subsection 2.3.2, above) of any Letter of Credit, and shall reimburse the Bank for all out-of-pocket expenses reasonably incurred by the Bank in connection with such amendment, including the fees and expenses of the Bank's counsel.

            2.3.5. EXTENSION FEE. The Company shall pay to the Bank an extension fee in connection with the execution of this Agreement on or prior to the Effective Date in the amount of $500,000.

            2.3.6. LATE PAYMENT CHARGE. If payment of any Reimbursement Obligation, any fee payable under Section 2.3 of this Agreement is received by the Bank more than 5 Business Days after such payment is due, then the Company shall promptly pay to the Bank upon demand a late payment charge in the amount of $1,000 per late payment.

     SECTION 2.4. CONDITION TO OPTIONAL REDEMPTION DRAWINGS. The Bank shall not be required to make any payment to an LOC Beneficiary in connection with an Optional Redemption Drawing unless the Company shall have notified the Bank of the intended optional redemption at least 30 days in advance of the date on which the Company wishes to cause the Optional Redemption Drawing to occur AND THE BANK SHALL HAVE CONSENTED TO SUCH OPTIONAL REDEMPTION IN WRITING, WHICH CONSENT MAY BE WITHHELD IN THE ABSOLUTE DISCRETION OF THE BANK. Failure to obtain such written consent shall constitute a failure of a condition precedent to the Bank's obligation to honor a request for payment of an Optional Redemption Drawing and the Bank may in such case refuse to honor such request for payment.

      Anything to the contrary in the preceding paragraph of this Section notwithstanding, the Bank agrees that it will permit one or more Optional Redemption Drawings without its prior written consent on any one or more Letters of Credit securing Hexcel Bonds; PROVIDED, HOWEVER, that in each case, not less than 40 days prior to each such redemption, the Company (1) notifies the Bank in writing of the exact amount and date of the proposed optional redemption and (2) delivers to the Bank a standby letter of credit issued by Citibank, N.A. (or another financial institution satisfactory to the Bank in its sole discretion), which letter of credit (i) names the Bank as sole beneficiary, (ii) is in an amount not less than the proposed Optional Redemption Drawing (calculated as the principal amount of the bonds to be redeemed and interest thereon to the date of redemption at the actual rate of interest applicable to the bonds to be redeemed if such rate is then known or at the rate assumed in the applicable Letter of Credit if the interest rate or rates through the redemption date is/are not known when the standby letter of credit is issued),
(iii) has a termination date not earlier than 15 days after the redemption date, and (iv) is in form and substance satisfactory to the Bank in all other respects.

     SECTION 2.5. LETTER OF CREDIT CONCLUSIVE. In case of any conflict or discrepancy between the terms and provisions of any Letter of Credit and terms and provisions of this Agreement, the former shall determine the actual meaning of both such Letter of Credit and this Agreement.

                                  ARTICLE 3.
                                REIMBURSEMENT

     SECTION 3.1. REIMBURSEMENT FOR DEBT SERVICE DRAWINGS. Each Debt Service Drawing paid by the Bank shall constitute a Debt Service Reimbursement Obligation which obligation shall be due and payable by the Company in the amount of each such Debt Service Drawing on the date on which such Debt Service Drawing is paid by the Bank to the LOC Beneficiary and shall bear interest from the date such obligation becomes due until paid in full at the Overdue Rate.

     SECTION 3.2. REIMBURSEMENT FOR LIQUIDITY DRAWINGS.  Each Liquidity
Drawing paid by the Bank (a) during the existence of an Event of Default or a Potential Default or (b) pursuant to a mandatory tender of any Hexcel Bonds (i) in connection with conversion of the interest rate payable on any Hexcel Bonds to a Fixed Rate, (ii) pursuant to Section 2.04(e) of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture, (iii) pursuant to
Section 2.06(h) of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture, or (iv) pursuant to Section 4.02 of the Skagit Indenture, shall constitute a Debt Service Reimbursement Obligation which obligation shall be due and payable in the amount of each such Liquidity Drawing on the date on which such Liquidity Drawing is paid by the Bank to the LOC Beneficiary and shall bear interest from the date such obligation becomes due until paid in full at the Overdue Rate. Each other Liquidity Drawing paid by the Bank under a Letter of Credit shall constitute a Liquidity Reimbursement Obligation.

      The principal amount of each Liquidity Reimbursement Obligation incurred pursuant to this Section shall be due and payable to the Bank in full not later than the earliest of (a) the remarketing of the Pledged Bonds purchased with the proceeds of an unreimbursed Liquidity Drawing (see Section 3.3), (b) six months following the date on which the Liquidity Drawing which resulted in such Liquidity Reimbursement Obligation was paid by the Bank, (c) the earliest date on which the Pledged Bonds purchased with the proceeds of an unreimbursed Liquidity Drawing can be redeemed, other than by an optional redemption, (d) the maturity date of the Pledged Bonds purchased with the proceeds of an unreimbursed Liquidity Drawing, and (e) expiration or termination of the Letter of Credit relating to such Pledged Bonds. Each Liquidity Reimbursement Obligation shall bear interest at the Liquidity Rate from the date of the Liquidity Drawing resulting in such Liquidity Reimbursement Obligation until paid in full, which interest shall be payable quarterly in arrears on each Payment Date, beginning on the first Payment Date following the date of the applicable Liquidity Drawing; PROVIDED, HOWEVER, that if a Liquidity Reimbursement Obligation is not paid when due, such Liquidity Reimbursement Obligation together with any accrued but unpaid interest thereon shall thereafter bear interest at the Overdue Rate until paid in full, which interest shall be payable on demand.

      The LOC Beneficiary for the purposes of making Liquidity Drawings shall use the proceeds of Liquidity Drawings only for the purpose of purchasing Hexcel Bonds tendered or deemed tendered for purchase pursuant to Section 2.06 of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture, or
Section 4.01 or 4.02 of the Skagit Indenture. Until remarketed in accordance with the terms of the applicable Indenture,

Pledged Bonds shall be registered in the name of the Bank as holder of a pledge and security interest therein. Pledged Bonds shall be entitled to all of the rights and privileges of Hexcel Bonds outstanding under the applicable Indenture and shall be governed by all of the terms and conditions of such Indenture; PROVIDED, HOWEVER, that Pledged Bonds: (a) may not be tendered for purchase pursuant to Section 2.06 of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture or Section 4.01 of the Skagit Indenture; (b) shall be redeemed, in the event of a redemption pursuant to Section 2.18 of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture or
Section 3.01 of the Skagit Indenture or any other redemption thereunder, prior to redemption of other Hexcel Bonds issued in connection with such Indenture; and (c) shall not be entitled to payment of any premium upon redemption.

     SECTION 3.3. PAYMENT OF LIQUIDITY REIMBURSEMENT OBLIGATIONS FOLLOWING THE REMARKETING OF PLEDGED BONDS. Prior to or simultaneously with the remarketing of Pledged Bonds by the Placement Agent (as provided in Section 2.07 of the Indenture/Standard Terms of any Indenture other than the Skagit Indenture or
Section 4.04 of the Skagit Indenture), the Company shall prepay the then outstanding Liquidity Reimbursement Obligations incurred in connection with the purchase of such Pledged Bonds by (1) causing the Trustee or Agent, as applicable, to pay directly to the Bank the entire purchase price for the remarketed Pledged Bonds, consisting of:

             (a) the aggregate principal amount of the remarketed Pledged Bonds, PLUS

             (b) the aggregate amount of accrued and unpaid interest on such Pledged Bonds received by the Trustee or Agent, as applicable, upon placement of the Pledged Bonds in the form of due bills or otherwise, calculated to the date of placement of such Pledged Bonds; and

(2) paying to the Bank the difference between interest accrued to the date of such payment on the Liquidity Reimbursement Obligation (calculated at the Liquidity Rate or at the Overdue Rate, as applicable) and the amount of interest received by the Bank from the Trustee or Agent pursuant to clause (b) of this
Section 3.3. Payments received by the Bank from the Trustee or Agent when accompanied by a certificate completed and signed by the Agent or Trustee, as applicable, in substantially the form of Annex G to each Letter of Credit shall be applied by the Bank in reimbursement of Liquidity Reimbursement Obligations in the manner described above. The Company irrevocably authorizes the Bank to rely on such certificates and to reinstate the Letter of Credit relating to such Pledged Bonds in accordance therewith.

     SECTION 3.4. PREPAYMENTS. The Company may, upon at least five Business Day's written notice to the Bank, prepay the outstanding amount of any Liquidity Reimbursement Obligation in whole or in part (but not in sums of less than $50,000 per prepayment) with accrued interest to the date of such prepayment on the amount prepaid; PROVIDED, HOWEVER, that prepayments shall be credited first to interest due and owing on any Debt Service Reimbursement Obligation, then to principal due and owing on any Debt Service Reimbursement Obligation, then to interest due and owing on any Liquidity Reimbursement

Obligation, and finally to principal due and owing on any Liquidity Reimbursement Obligation. The provisions of this Section 3.4 shall not apply to prepayments made from the proceeds of the placement of Pledged Bonds as provided in Section 3.3, or as a result of the redemption or maturity of Pledged Bonds.

     SECTION 3.5. INCREASED COSTS. If the adoption of any applicable law, rule or regulation, or any change therein or in the interpretation thereof by any court or central bank or Governmental Authority shall:

             (a) subject the Bank to any tax, duty, or other charge with respect to any Letter of Credit (or its obligation thereunder) or Reimbursement Obligation, or shall change the basis of taxation of payments to the Bank with respect to any Reimbursement Obligation, other than changes in the rate of tax on the overall net income of the Bank imposed by the United States of America or any state of the United States of America;

             (b) impose, modify or deem applicable any reserve, special deposit or similar requirement against or in connection with letters of credit issued by, or assets held by, or deposits in or for the account of, the Bank, or

             (c) impose on the Bank any other condition regarding this Agreement or the Letters of Credit,

and the result of any event referred to in clause (a), (b) or (c) above shall be to increase the cost to the Bank of issuing or maintaining the Letters of Credit (which increase in cost shall be determined by the Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Bank, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost. A certificate setting forth such increased cost incurred by the Bank as a result of any event mentioned in clause
(a), (b) or (c) above and giving a reasonable explanation thereof, submitted by the Bank to the Company, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for purposes of payment of such amount by the Company; PROVIDED, HOWEVER, that upon payment the Company shall have the right to dispute the applicability or the amount of the increased cost charge. Payment shall be made by the Company within 30 days of the Company's receipt of the above mentioned certificate, and, to the extent that continuing payments are required under this Section, payments shall be made quarterly on each Payment Date. In determining the amount or amounts payable under this Section, the Bank may use any reasonable averaging and attribution methods. All payments pursuant to this Section shall bear interest thereon if not paid when due hereunder until payment in full at the Overdue Rate.

     SECTION 3.6. YIELD PROTECTION. If after the date hereof, the Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any central bank, comparable agency or Governmental Authority, charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations under the Letters of Credit to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) then, upon notice of such change by the Bank by submission to the Company of the certificate hereinafter described, the Company shall, within 15 days of receipt of such notice, pay to the Bank such additional amount or amounts as will compensate such Bank for such reduction. A certificate setting forth such additional amount or amounts as a result of any event mentioned in this Section
3.6 and giving a reasonable explanation thereof, submitted by the Bank to the Company, shall constitute such demand and shall, in the absence of manifest error, be conclusive and binding for purposes of payment of such amount or amounts by the Company; PROVIDED, HOWEVER, that upon payment the Company shall have the right to dispute the applicability or the amount of the increased cost charge. Payment shall be made by the Company within 30 days of the Company's receipt of the above mentioned certificate, and, to the extent that continuing payments are required under this Section, payments shall be made quarterly on each Payment Date. In determining the amount or amounts payable under this Section, the Bank may use any reasonable averaging and attribution methods. All payments pursuant to this Section shall bear interest thereon if not paid when due hereunder until payment in full at the Overdue Rate.

     SECTION 3.7. INTEREST, PAYMENTS AND COMPUTATIONS. Unless otherwise specified herein, the Company shall make each payment hereunder not later than 1:00 p.m. (San Francisco time) on the day when due in lawful money of the United States of America and in immediately available funds to the Bank by wire transfer as directed in Section 11.3 of this Agreement. Computations of the Liquidity Rate and the Overdue Rate shall be made by the Bank on the basis of a year of 365 days for the number of days actually elapsed. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commission, as the case may be. Any amount not paid when due hereunder shall thereafter bear interest, until paid, at the Overdue Rate. Interest payable at the Overdue Rate shall be payable on demand. All interest payable under this Agreement, whether at the Liquidity Rate or the Overdue Rate, and including interest payable on demand, shall compound quarterly on each Payment Date.

     SECTION 3.8. OBLIGATIONS ABSOLUTE. The payment obligations of the Company under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

             (a) any lack of validity or enforceability of any Letter of Credit or any Related Document (PROVIDED, HOWEVER, that, if a Letter of Credit is determined to be invalid or unenforceable and as a result no further Drawings may be made under such Letter of Credit, from the date of such determination the LOC Commission shall no longer be payable with respect to that Letter of Credit);

             (b) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

             (c) the existence of any claim, setoff, defense or other right which the Company may have at any time against any Trustee or Agent, or any other beneficiary, or any transferee of any Letter of Credit (or any persons or entities for whom the Trustee, the Agent or any other beneficiary or any transferee may be acting), the Bank, any Placement Agent, or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents, or any unrelated transaction;

             (d) any statement, certificate, draft, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

             (e) any non-application or misapplication by any Trustee, Agent, Placement Agent or issuer of any Hexcel Bonds of the proceeds of any Drawing;

             (f) payment by the Bank under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; PROVIDED, HOWEVER, that such payment shall not have been the result of the gross negligence or willful misconduct of the Bank;

             (g) the surrender or impairment of security for the performance or observance of any of the terms of this Agreement or any Related Document; or

             (h) the transfer of any Letter of Credit; PROVIDED, HOWEVER, that such transfer shall not have been the result of the gross negligence or willful misconduct of the Bank.

                                  ARTICLE 4.
                 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT

     SECTION 4.1. CONDITIONS PRECEDENT. This Agreement shall not become effective, including, without limitation, the provisions of Section 4.3 hereof, and the Bank shall be under no obligation to extend the Letters of Credit, unless as of the Effective Date (which shall occur not later than February 28, 1995, unless the Bank consents in writing to a later Effective Date) each of the following conditions shall have been satisfied in a manner acceptable to the Bank or shall have been waived in writing by the Bank:

             (a) the representations of the Company made in connection with this Agreement shall be true and correct in all material respects as of the Effective Date;

             (b) no event shall have occurred and be continuing which would constitute a Potential Default or an Event of Default under this Agreement;

             (c) no change shall have occurred in any law or regulation or in the interpretation thereof which, in the opinion of the counsel for the Bank, would make it illegal for the Bank to extend the Letters of Credit;

             (d) the Bank shall have received the extension fee referred to in Subsection 2.3.5 and the first payment of the LOC Commission;

             (e) the Bank shall have been reimbursed in the amount of $181,751.04 for all Pre-Petition Obligations;

             (f) the Bank shall have been reimbursed in the amount of $850,623.52 plus, if applicable, $154.46 for each day after (but not including) February 8, 1995, through and including the Effective Date for all Post-Petition Obligations, which amount includes interest on all Post-Petition Obligations calculated at the rate of 1 percent per annum above the Prime Rate from the date each obligation was incurred until the Effective Date;

             (g) the Confirmation Order shall not have been stayed and shall have become a Final Order and all conditions to the effectiveness of the Reorganization Plan shall have been met or shall have been waived (and, if waived, such waiver shall have been consented to in writing by the Bank);

             (h) the Bank shall have received true and complete executed copies of the Revolving Credit Agreement and the Loan Documents (as that term is defined in the Revolving Credit Agreement) and the Bank shall be satisfied with the terms and conditions thereof, and (ii) one or more letters of credit shall have been issued under the Revolving Credit Agreement as provided therein;

             (i) (i) no default or breach shall have occurred under the Standby Purchase Commitment, (ii) the First Closing (as that term is defined in the Standby Purchase Commitment) shall have been completed and the Company shall have received $9,000,000 from Mutual Series for Reorganized Hexcel Common Stock (as defined in the Disclosure Statement) to be purchased by Mutual Series in connection with the First Closing, and
      (iii) the Company shall have received the Advance as contemplated by the Standby Purchase Commitment;

             (j) all amounts required to be paid by the Company on the Effective Date to persons asserting claims against the Company in connection with the bankruptcy proceedings, shall have been paid as contemplated by the Reorganization Plan;

             (k) (i) the EMT Sale shall have been consummated and the Company shall have received not less than $25,500,000 in Net Cash Proceeds from the EMT Sale; and (ii) the European Resins Sale shall have been consummated and the Company shall have received not less than $7,100,000 in gross proceeds from the European Resins Sale;

             (l) the Company shall have executed and delivered to the Bank the Collateral Agreement in the form of Exhibit B attached hereto subject only to such changes as shall be acceptable to the Bank;

             (m) the Bank shall have received executed originals of the New Placement Agent Agreements, which agreements shall be acceptable to the Bank in all respects;

             (n) the Bank shall have received reimbursement for all out-of-pocket costs and expenses incurred by the Bank (including costs of counsel and other professionals) in connection with the negotiation, documentation and implementation of this Agreement, the Letter of Credit extensions, all Related Documents and the transactions contemplated thereby, including, without limitation, costs and expenses incurred in connection with the Bank's due diligence investigation of the Company's potential environmental liabilities and its "CAS" issues with the United States government, which amount shall not exceed $200,000;

             (o) the Bank shall have received a certificate executed by Authorized Officers of the Company containing such representations and statements as the Bank shall request;

             (p) the Bank shall have received an opinion from counsel to the Company addressed to the Bank containing such opinions as the Bank shall request;

             (q) the Bank shall have received a substantially complete draft of a disclosure statement prepared by the Company with respect to each series of Hexcel Bonds prepared for distribution to the holders of Hexcel Bonds, which disclosure statements shall be satisfactory to the Bank and to the applicable Placement Agent;

             (r) the Bank shall have received an opinion addressed to the Bank from bond counsel acceptable to the Bank to the effect that the transactions contemplated by this Agreement and the Collateral Agreement and the grant by the Company of Liens on certain of the Bond Facilities will not adversely affect the exclusion of interest received in connection with the Hexcel Bonds from gross income for federal income tax purposes;

             (s) the Bank shall have received long-form good standing certificates and tax clearance certificates as of a recent date from the Secretary of State and tax authorities of the States of Delaware and California with respect to the Company;

             (t) the Bank shall have received (i) a PRO FORMA estimated balance sheet of the Company and its Subsidiaries as of the Effective Date giving effect to the transactions contemplated to occur on or about the Effective Date in the Reorganization Plan, the Revolving Credit Agreement and this Agreement, and confirming the sources and uses of funds received by the Company on or about the Effective Date pursuant to the Standby Purchase Commitment, the Revolving Credit Agreement and from other sources, and (ii) the Initial Projections;

             (u) no change deemed material by the Bank, in its opinion, in the condition (financial or otherwise), business, performance, assets, operations or prospects of the Company, individually, or of the Company and its Restricted Subsidiaries, taken as a whole, shall have occurred that (i) would cause the Initial Projections to be unreasonable in light of then current circumstances, or (ii) has had or is reasonably likely to have a Material Adverse Effect;

             (v) the Company shall have delivered to the Bank copies of (i) the unaudited consolidated balance sheets of the Company and its Subsidiaries as at November 30, 1994 and the related consolidated statements of income and cash flow for the period then ended and (ii) its quarterly report on Form 10-Q for the quarterly period ended October 2, 1994; and

             (w) the Bank shall have received such further documentation and certifications as the Bank may reasonably request in regard to matters arising under this Agreement or in connection with the transaction contemplated hereby or by any Related Document.

     SECTION 4.2. OTHER DOCUMENTS.   All of the opinions, certificates,
instruments and other documents required to be delivered to the Bank pursuant to the Agreement shall be deemed to be in compliance with the provisions hereof if, but only if, they are in form and substance reasonably satisfactory to the Bank.

     SECTION 4.3. WAIVER OF EVENTS OF DEFAULT. Upon, but only upon, satisfaction of each of the conditions stated in Section 4.1 of this Agreement (PROVIDED, HOWEVER, that any one or more conditions may be waived in writing by the Bank), all past and existing Events of Default (as that term is used in each of the Prior Reimbursement Agreements) under each of the Prior Reimbursement Agreements and all claims related thereto shall be deemed waived by the Bank without further action on the part of the Bank.

     SECTION 4.4. ISSUANCE OF LETTER OF CREDIT AMENDMENTS. Upon, but only upon, satisfaction of each of the conditions stated in Section 4.1 of this Agreement (PROVIDED, HOWEVER, that any one or more conditions may be waived in writing by the Bank), the Bank shall execute and deliver to each Trustee or Agent, as appropriate, with respect to each Letter of Credit, an amendment to such Letter of Credit stating (a) the extension of the term of the Letter of Credit to December 31, 1998, and (b) in the case of the Industrial Authority of the County of Los Angeles Bonds, the Stated Amount, Principal Component and Interest Component of the Letter of Credit (as shown in Schedule 2.1). The amendments shall be in substantially the form set forth in Exhibit C hereto, and each amendment shall be prepared in at least three counterparts and each counterpart shall be signed by the Bank and accepted and acknowledged by the Company.

                                  ARTICLE 5.
                        REPRESENTATIONS AND WARRANTIES

      In order to induce the Bank to enter into this Agreement and to perform its obligations hereunder, the Company makes to the Bank the representations and warranties set forth in this Article. All representations and warranties made herein shall be deemed made as of the Effective Date. All such representations and warranties shall survive the Effective Date and the issuance of the amendments to the Letters of Credit and shall remain in full force and effect for so long as any Letter of Credit remains outstanding or any Reimbursement Obligation remains unpaid.

     SECTION 5.1. FINANCIAL CONDITION; CORPORATE ORGANIZATION.

             (a) The (i) audited consolidated balance sheets of the Company and its Subsidiaries as at December 31, 1993, and the related audited consolidated statements of operations, shareholders' equity and cash flows for the Fiscal Year then ended, and (ii) unaudited consolidated balance sheets of the Company and its Subsidiaries for the quarter ending October 2, 1994, and for the month ending November 30, 1994, and the related consolidated statements of operations and cash flows for the periods then ended, including the related notes and schedules thereto, copies of which have been delivered to the Bank, present fairly the consolidated financial position of the Company and its Subsidiaries as at each such date.

             (b) All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP consistently applied (except for any changes in principles with which the Company's audit accountants have concurred and except for any year-end audit adjustments and for end-of-quarter adjustments in the case of monthly statements).

             (c) Neither the Company nor any of its Subsidiaries had any asset, liability, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Company and its Subsidiaries taken as a whole, which was not reflected in the financial statements referenced in paragraphs (a) or (b) above or in the Disclosure Statement.

             (d) The Disclosure Statement contains an accurate statement of the current and proposed business and operations of the Company and its Subsidiaries, and, to the best knowledge of the Company, the information contained in the Disclosure Statement is accurate in all material respects and does not contain any material false or misleading statements.

             (e) Except as otherwise contemplated in the Disclosure Statement, since November 7, 1994, there has been no material adverse change in the business, or prospects, operations, property or financial or other condition of the Company which (i) would cause the Initial Projections to be unreasonable in light of then current circumstances, or (ii) has had or is reasonably likely to have a Material Adverse Effect.

             (f) Attached hereto as Schedule 5.1(f) is a complete and accurate list of all Existing Debt (other than Existing Guaranty Obligations listed on Schedule 5.1(g) and Existing Subordinated Debt listed on Schedule 5.1(i)) of the Company and its Subsidiaries.

             (g) Attached hereto as Schedule 5.1(g) is a complete and accurate list of all Existing Guaranty Obligations of the Company and its Subsidiaries, except for such Guaranty Obligations which are unlikely to have a Material Adverse Effect.

             (h) Attached hereto as Schedule 5.1(h) is a complete and accurate list of all Existing Liens of the Company and its Subsidiaries.

             (i) Attached hereto as Schedule 5.1(i) is a complete and accurate list of all Existing Subordinated Debt of the Company and its Subsidiaries.

             (j) Attached hereto as Schedule 5.1(j) is a diagram indicating the corporate structure of the Company, the Company's Subsidiaries and the Existing Joint Ventures as of the Effective Date, including the correct legal name, the jurisdiction of incorporation, and the jurisdictions in which the Company and each of the Company's Subsidiaries is qualified to transact business as a foreign corporation.

     SECTION 5.2. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company and each of its Subsidiaries are duly qualified as foreign corporations to do business and are in good standing (or, with respect to the Unrestricted Subsidiaries, have maintained the equivalent status) in each of the jurisdictions in which the character of the properties owned or held under lease by it or the nature of business transacted by it makes such qualification necessary, including in the case of the Company, without limitation, California, Arizona, Texas, Ohio and Washington, except where failure to be so qualified or to be in good standing (or, with respect to the Unrestricted Subsidiaries, maintain the equivalent status) would not have a Material Adverse Effect. The Company and each of its Subsidiaries have all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on their respective businesses as now conducted, except for such governmental licenses, authorizations, consents and approvals the absence of which would not have a Material Adverse Effect. The Company has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to execute, deliver and perform this Agreement and the Collateral Agreement.

     SECTION 5.3. CORPORATE AUTHORIZATION; NO VIOLATION. The execution, delivery and performance by the Company of this Agreement and the Collateral Agreement are within the Company's corporate powers, have been duly authorized by all necessary corporate action, any governmental body, agency or official, and do not (a) contravene any Require-ment of Law or Contractual Obligation of the Company the contravention of which would result in a Material Adverse Effect, or (b) result in the creation or imposition of any Lien on any asset of the Company the creation or imposition of which would result in a Material Adverse Effect, other than, in each case, as expressly contemplated by this Agreement or the Collateral Agreement.

     SECTION 5.4. GOVERNMENT AUTHORIZATION. No authorization or approval of, or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Company for the due execution, delivery and performance by the Company of this Agreement and the Collateral Agreement other than such as have been obtained and are in full force and effect.

     SECTION 5.5. ENFORCEABLE OBLIGATIONS. This Agreement and the Collateral Agreement each constitute, and each Related Document to which the Company is, or is to be, a party when executed and delivered and assuming due authorization, execution and delivery by the other parties hereto and thereto, will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     SECTION 5.6. NOT AN INVESTMENT COMPANY OR PUBLIC UTILITY HOLDING COMPANY. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended; the Company is not a "holding company," a "subsidiary company" or an "affiliate" of any "holding company," within the meaning of the Public Utility Holding Company Act of 1935.

     SECTION 5.7. NO LITIGATION. Other than as disclosed in Schedule 5.7, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company, or against any of the Restricted Subsidiaries, or against any properties or revenues of the Company or any Restricted Subsidiary (i) with respect to this Agreement or any Related Document or in connection with any Hexcel Bonds, or (ii) in which there is a reasonable possibility of an adverse determination which would have a Material Adverse Effect.

     SECTION 5.8. TAXES. United States federal income tax returns of the Company and its Restricted Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1988. The Company and each Restricted Subsidiary have filed all United States federal income tax returns and all other tax returns which are required to be filed by it prior to the date of this Agreement, except for such returns as to which the failure to file would not have a Material Adverse Effect. Except for (A) those Allowed Priority Tax Claims listed on Schedule 5.8, and (B) tax claims, the validity of which are being diligently challenged in good faith by the Company, the Company and its Restricted Subsidiaries have paid or caused to have been paid all taxes due pursuant to such returns or pursuant to any assessment or claim received by the Company or any Restricted Subsidiary. To the best of the Company's knowledge, except for Allowed Priority Tax Claims and except for tax claims, the validity of which are being diligently challenged in good faith by the Company, all corporate franchise taxes and all corporate income taxes due and owing by it or any Restrict-ed Subsidiary in the States of Delaware, California, Arizona, Texas, Ohio and Washington have been fully paid, except where the failure to pay such taxes would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and each Restricted Subsidiary in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

     SECTION 5.9. ERISA. Except as set forth in Schedule 5.10, the Company and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each ERISA Plan (or, with respect to each ERISA Plan that is a multi-employer plan as defined in Section 4001(a)(3) of ERISA, have made all required contributions), and are in compliance in all material respects with the applicable provisions of ERISA and the Code and have not incurred any liability to the PBGC or an ERISA Plan under Title IV of ERISA.

     SECTION 5.10. UNFUNDED LIABILITIES. As of December 31, 1993, neither the Company nor any Restricted Subsidiary has unfunded liabilities (actual or contingent) with respect to any pension, benefit or health and medical plan in connection with any of its employees, whether organized or otherwise which, in the aggregate, exceed $21,000,000, which liabilities are described in Schedule
5.10 attached hereto.

     SECTION 5.11. NO DEFAULT. Assuming waiver by the Bank of any existing Event of Default or Potential Default under any Prior Reimbursement Agreement, as of the Effective Date neither the Company nor any Subsidiary is in default in any respect under or with respect to any contract, agreement, arrangement or instrument to which it is a party or by which it or any of its assets may be bound or affected, which default could have a Material Adverse Effect. No Potential Default or Event of Default exists under this Agreement. Neither the Company nor any Subsidiary is in default under or violation of any order, award or decree of any court, arbitrator, or other Governmental Authority or other Person binding upon or affecting it or by which any of its assets may be bound or affected, which default or violation could have a Material Adverse Effect.

     SECTION 5.12. PLEDGE AND PLEDGED BONDS. The pledges of the Hexcel Bonds pursuant to the Pledge Agreements have been duly created. As of the Effective Date, there are no Pledged Bonds outstanding.

     SECTION 5.13. FINANCIAL POSITION.

      (a)    The Company's PRO FORMA balance sheet referred to in Section
4.1(t) and each of the Company's business plans and all other financial projections and related materials and documents delivered to the Bank pursuant hereto were prepared in good faith and are based upon facts and assumptions that were reasonable in light of the then current and foreseeable business conditions and prospects of the Company and represented management's opinion of the Company's projected financial performance based upon information available to the Company at the time so furnished. The sources and uses of funds as of the Effective Date shall be substantially as set forth at pages E-1 through E-4 of the Disclosure Statement, except for such adjustments as are indicated on the above-mentioned PRO FORMA balance sheet.

      (b) The Initial Projections were prepared in good faith and are based upon facts and assumptions that were reasonable in light of the then current and foreseeable business conditions and prospects of the Company and represented management's opinion of the projected financial performance of the Company, the Restricted Subsidiaries and the Existing Joint Ventures based upon information available to the Company at the time so furnished.

     SECTION 5.14. STANDBY PURCHASE COMMITMENT; RIGHTS OFFERING. The Company has entered into the Standby Purchase Commitment with Mutual Series and has received from Mutual Series (a) $9,000,000 for the purchase of 1,945,946 shares of Reorganized Hexcel Common Stock (as defined in the Disclosure Statement) and
(b) the Advance. No default or breach exists in connection with the Standby Purchase Commitment and all conditions to performance of the obligations of Mutual Series pursuant to the Standby Purchase Commitment have been satisfied or waived in writing by the Company. The Rights Offering has been duly authorized by all necessary corporate action of the Company and, when issued in accordance with such authorization and delivered by the Company, the shares and related rights so issued will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

     SECTION 5.15. REVOLVING CREDIT AGREEMENT. The Revolving Credit Agreement has been executed by the Revolving Credit Lender and the Company, true and complete copies of the Revolving Credit Agreement and of the other Loan Documents (as that term is defined in the Revolving Credit Agreement) have been delivered to the Bank, no "Event of Default" (as defined in the Revolving Credit Agreement) has occurred and is continuing, and all conditions to effectiveness of the obligations of the Revolving Credit Lender have been satisfied or waived in writing.

     SECTION 5.16. TREATMENT OF CLAIMS. All Claims (as defined in the Reorganization Plan), including all Environmental Claims, have been paid in full, reinstated or otherwise treated as provided in the Reorganization Plan.

     SECTION 5.17. CONDITIONS PRECEDENT TO THE REORGANIZATION PLAN. The Confirmation Order has become a Final Order, and all conditions to the effectiveness of the Reorganization Plan as set forth in the Reorganization Plan and in the Disclosure Statement have been satisfied or waived (no such conditions shall have been waived except for such waivers as the Bank shall have joined in and approved in writing).

     SECTION 5.18. DISCLOSURE. The representations and warranties of the Company contained in this Agreement, the Collateral Agreement, and all schedules, certificates and documents delivered to the Bank pursuant to the terms hereof do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading. The Company has not intentionally withheld any fact from the Bank in regard to any matter which shall have or is reasonably likely to have a Material Adverse Effect.

     SECTION 5.19. REQUIREMENTS OF LAW. Each of the Company and its Subsidiaries is in compliance with all Requirements of Law applicable to it and its business, except in each case where the failure to so comply individually or in the aggregate would not have or is not likely to have a Material Adverse Effect.

     SECTION 5.20. TRANSACTIONS WITH AFFILIATES. Schedule 5.20 lists as of the Effective Date, each and every material agreement and arrangement that any of the Company or the Company's Subsidiaries has entered into with any of their respective Affiliates (other than the Company and its Subsidiaries).

     SECTION 5.21. ENVIRONMENTAL MATTERS. Schedule 5.21 is a true and correct description of the amount and disposition of all Environmental Claims, and correctly identifies each and every such Environmental Claim which has been approved or otherwise addressed by the Bankruptcy Court. All matters set forth in Article V, Section A.8 of the Disclosure Statement, as supplemented by Schedule 5.21 are true and correct. Except as set forth in Schedule 5.21, there is no action or proceeding pending or, to the Company's knowledge, threatened, by any private person or entity or Governmental Authority, in connection with any release or threatened release of any Hazardous Substances from or onto any Real Property or Surrounding Property or which asserts any potential or actual violation of any Hazardous Substance Law which would have a Material Adverse Effect. Subject to the matters set forth in Schedule 5.21: (i) the Company is not in violation of nor alleged to be in violation of any Hazardous Substance Law, except in each case where any such violation(s) individually or in the aggregate would not have a Material Adverse Effect; and
(ii) except as previously disclosed to the Bank in writing, neither the Company nor, to the Company's knowledge, any third party, has ever used, generated, manufactured, refined, produced, processed, stored or disposed of on, under or about any Real Property or any Surrounding Property or transported to or from any Real Property any Hazardous Substances in violation of any Hazardous Substance Laws or any other applicable laws or regulations, nor has the Company ever in the past used or knowingly permitted the use of any Real Property for the purpose of generating, manufacturing, refining, producing, storing, handling, transferring, processing or transporting of Hazardous Substances in violation of Hazardous Substance Laws or any other applicable laws or regulations, except in each case where any such use, etc., individually or in the aggregate, would not have a Material Adverse Effect.

                                   ARTICLE 6.
                              REPORTING COVENANTS

      Unless the Bank shall otherwise consent in writing, until the later of the Expiration Date of each Letter of Credit and the payment in full of all amounts due and owing or payable to the Bank under this Agreement, the Company shall comply, and shall cause compliance, with each of the following covenants:

      SECTION 6.1. FINANCIAL STATEMENTS. The Company shall maintain, and shall cause each of the Company's Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated and consolidating financial statements in conformity with GAAP, and each of the financial statements described below shall be prepared from such system and records. The Company shall deliver or cause to be delivered to the Bank:

            (a) MONTHLY REPORTS. As soon as available and in any event within 30 days after the end of each fiscal month in each Fiscal Year (except for the monthly reports for January, 1995 which shall be delivered within 45 days after the end of such fiscal month), (i) balance sheets of each of (A) the Company and the Restricted Subsidiaries, and (B) the Unrestricted Subsidiaries and (ii) consolidating balance sheet of the Company and its Subsidiaries as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses (i) and (ii) above for such fiscal month and for the period from the beginning of the then current Fiscal Year to the end of such fiscal month, and for the corresponding period during the previous Fiscal Year together with the comparison to the current annual budget for such period, all certified by the chief financial officer, treasurer or controller of the Company as fairly presenting the financial position of such Persons as at the dates indicated, the results of their operations and cash flow for the periods indicated in accordance with GAAP, subject to normal year end adjustments.

            (b) QUARTERLY REPORTS. As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year, (i) balance sheets of each of (A) the Company and the Restricted Subsidiaries, (B) the Unrestricted Subsidiaries and (C) Hexcel Lyon and (ii) the consolidating balance sheets of the Company and its Subsidiaries as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses (i) and
      (ii) above for such fiscal quarter and for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, and for the corresponding period during the previous Fiscal Year together with the comparison to the current annual budget for such period, all certified by the chief financial officer, treasurer or controller of the Company as fairly presenting the financial position of such Persons as at the dates indicated and the results of their operations and cash flow for the periods indicated in accordance with GAAP (except with respect to Hexcel Lyon, which shall be in conformity with general French accounting standards), subject to normal year end adjustments.

            (c) ANNUAL REPORTS. As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) audited financial statements of each of (A) the Company and the Restricted Subsidiaries, (B) Hexcel Lyon and (C) the Company and its Subsidiaries certified by independent certified public accountants of recognized national standing acceptable to the Bank, which report shall be certified without qualification or modification as to the scope of the audit and as to the Company being a going concern and shall state that such financial statements fairly present the financial position of the Persons described in clauses (A) through (C) above as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except with respect to Hexcel Lyon, which shall be in conformity with general French accounting standards) applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements) and that the examination by such accountants in connection with such consolidated and combined financial statements has been made in accordance with generally accepted auditing standards and (ii) annual consolidating financial statements of the Company and its Subsidiaries prepared by the Company.

            (d) OFFICER'S CERTIFICATE. Together with each delivery of any financial statement pursuant to paragraphs (b) and (c) of this Section 6.1, an Officer's Certificate of the Company, in form and content satisfactory to the Bank, signed by the Company's chief financial officer, treasurer or controller and setting forth calculations for the period then ended for (1) compliance with the terms of Section 7.13 of this Agreement and with the terms of the Collateral Agreement, (2) compliance with the negative covenants of Article 8 hereof, and (4) compliance with the financial covenants of Article 9 hereof.

            (e) BUSINESS PLANS; FINANCIAL PROJECTIONS. As soon as available and in any event within 30 days prior to the end of each Fiscal Year, a combined annual budget (in the format customarily utilized by the Company for making financial projections) of (A) the Company and the Restricted Subsidiaries, (B) the Unrestricted Subsidiaries and (C) the Company and its Subsidiaries for the succeeding Fiscal Year, displaying on a monthly basis anticipated balance sheets as at the end of such period and the related statements of income and cash flow of each of the Persons escribed in clauses (A) through (C), and on a monthly basis availability forecasts for each of the Company and the Restricted Subsidiaries.

            (f) ACCOUNTANT'S STATEMENT. Together with each delivery of the financial statements referred to in paragraphs (b) and (c) of this Section 6.1, a written statement of the firm of independent certified public accountants of recognized national standing acceptable to the Bank giving the report stating

      (i) that their audit examination has included a review of the terms hereof as it relates to accounting matters and (ii) whether, in connection with their audit examination, any condition or event which constitutes an Event of Default or Potential Default has come to their attention, and if such condition or event has come to their attention, specifying the nature and period of existence thereof. The statement referred to above shall be accompanied by a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such accountants in connection with such financial statements.

             (g) OPENING BALANCE SHEET. As soon as available and in any event within 60 days after the Effective Date, balance sheets of each of
      (A) the Company and Restricted Subsidiaries, (B) the Unrestricted Subsidiaries and (C) the Company and its Subsidiaries as at January 29, 1995, giving effect to the transactions contemplated by the sources and uses of funds received by the Company on or about the Effective Date.

      SECTION 6.2. EVENTS OF DEFAULT. Promptly upon (and, in any event, within 5 Business Days of) any of the chief executive officer, chief operating officer, chief financial officer, treasurer or controller of the Company obtaining knowledge (i) of any condition or event which constitutes an Event of Default or Potential Default, (ii) that any Person has given any written notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 10.1(h) or Section 10.1(i), or (iii) of any condition or event which has or is reasonably likely to have a Material Adverse Effect, the Company shall deliver to the Bank an Officer's Certificate specifying (A) the nature and period of existence of any such claimed default, Event of Default, Potential Default, condition or event, (B) the notice given or action taken by such Person in connection therewith, and (C) the remedial action the Company has taken, is taking and proposes to take with respect thereto.

      SECTION 6.3. LAWSUITS. (a) Promptly upon (and in any event, within 10 Business Days of) the Company obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of the Restricted Subsidiaries or any Property of the Company or any of the Company's Subsidiaries not previously disclosed pursuant to Section 5.7 which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Company's reasonable judgment, the Company or any of the Restricted Subsidiaries to liability in an amount aggregating $5,000,000 or more in excess of applicable insurance coverage, the Company shall give written notice thereof to the Bank and provide such other information as may be reasonably available to enable the Bank and its counsel to evaluate such matters; and (b) in addition to the requirements set forth in clause (a) of this Section, the Company upon request of the Bank shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration disclosed pursuant to Section 5.7 or covered by a report delivered pursuant to clause (a) above and provide such other information as may be reasonably available to it (subject to applicable attorney-client privilege) to enable the Bank and its counsel to evaluate such matters.

   SECTION 6.4. ERISA NOTICES. The Company shall deliver or cause to be delivered to the Bank, at the Company's expense, the following information and notices as soon as reasonably possible, and in any event within 30 days after the Company or any Subsidiary knows or has reason to know that any Reportable Event has occurred with respect to any ERISA Plan, a statement from the chief financial officer of the Company setting forth details as to such Reportable Event and the action which the Company or the affected Subsidiary proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to the Company or the affected Subsidiary. For purposes of this Section, the Company and any ERISA Affiliate shall be deemed to know all facts known by the administrator of any Plan of which the Company or any ERISA Affiliate is the plan sponsor.

     SECTION 6.5. SALE OF BOND FACILITIES. The Company shall notify the Bank of any proposed sale, lease, condemnation or other disposition of all or any portion of the Bond Facilities and of any proposed change in the use of any Bond Facility which might cause interest on any Hexcel Bonds not to be excluded from gross income for federal tax purposes.

   SECTION 6.6. PUBLIC FILINGS AND REPORTS. Promptly upon the filing thereof with any Governmental Authority (including, without limitation, the Securities and Exchange Commission) or the mailing thereof to the public shareholders or debtholders of the Company generally, the Company shall deliver to the Bank copies of all filings or reports made in connection with outstanding Debt and Capital Stock of the Company.

   SECTION 6.7. AMENDMENTS TO DOCUMENTS. The Company shall notify the Bank of any proposed material amendment, supplement or other material modification to any Constituent Document or any Transaction Document and shall promptly deliver to the Bank any such amendment, supplement or other modification adopted in respect to any Constituent Document or any Transaction Document.

     SECTION 6.8. OTHER INFORMATION. Promptly upon receipt of a request therefor from the Bank, the Company shall prepare and deliver to the Bank such other information with respect to the Company or any of the Company's Subsidiaries as from time to time may be reasonably requested by the Bank.

                                 ARTICLE 7.
                             AFFIRMATIVE COVENANTS

      Unless the Bank shall otherwise consent in writing, until the later of the Expiration Date of each Letter of Credit and the payment in full of all amounts due and owing or payable to the Bank under this Agreement, the Company shall comply, and shall cause compliance, with each of the following covenants:

     SECTION 7.1. CORPORATE EXISTENCE, ETC.

      (a) The Company shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises material to its businesses except (i)for actions in the ordinary course of business where the Company determines that the maintenance or preservation of such rights and franchises is not in the best interest of the Company or (ii) where the failure to so maintain or preserve would not have or be reasonably likely to have a Material Adverse Effect.

      (b) The Company shall cause each of its Subsidiaries to at all times maintain their respective corporate existences and preserve and keep, or cause to be preserved and kept, in full force and effect their respective rights and franchises material to their respective businesses except for actions in the ordinary course of business where the Board of Directors of any Subsidiary (as applicable) determines that the maintenance or preservation of such rights and franchises is not in the best interest of such Subsidiary (as applicable) and the failure to so maintain or preserve would not have or be reasonably likely to have a Material Adverse Effect.

     SECTION 7.2. CORPORATE POWERS; CONDUCT OF BUSINESS, ETC.

      (a) The Company shall qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have or be reasonably likely to have a Material Adverse Effect.

      (b) The Company shall cause each of its Subsidiaries to qualify and remain qualified to do business in each jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have or be reasonably likely to have a Material Adverse Effect.

     SECTION 7.3. COMPLIANCE WITH LAWS, ETC. The Company shall, and shall cause each of its Subsidiaries to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property or operations of such Person, and (b) obtain as needed all Permits necessary for such Person's operations and maintain such Permits in good standing (or, with respect to the Unrestricted Subsidiaries, maintain equivalent status), except, in each case, where the failure to do so would not have or be reasonably likely to have a Material Adverse Effect.

     SECTION 7.4. PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION. The Company shall, and shall cause each of its Subsidiaries to, pay (a) all taxes, assessments and other governmental charges imposed upon it or on any of its Property or in respect of any of its franchises, business, income or Property before any penalty or interest for late payment (except as such penalty or interest relates to underpayment of estimated tax payments) accrues thereon, and
(b) all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 8.3) upon any of the Company's or such Subsidiary's Property, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED, HOWEVER, that no such taxes, assessments and governmental charges referred to in clause
(a) above or claims referred to in clause (b) above are required to be paid if the failure to pay such charges or claims would not result in a Material Adverse Effect or if such charges or claims are being contested in good faith by the Company or such Subsidiary, as the case may be, by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor. The Company shall not permit any of its Subsidiaries to file or consent to the filing of any consolidated income tax return with any Person (other than the Company and its Subsidiaries).

     SECTION 7.5. INSURANCE. The Company shall, and shall cause each Restricted Subsidiary to, (i) maintain and keep in force insurance of the types and in amounts customarily carried in its lines of business (including, without limitation, fire, public liability, property damage and worker's compensation insurance), all such insurance to be carried with reputable companies, and (ii) deliver to the Bank from time to time, as the Bank may request, schedules setting forth all insurance then in effect.

     SECTION 7.6. INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS.

      (a) Subject to applicable government security clearance, the Company shall permit, and shall cause each of its respective Subsidiaries to permit, any authorized representative(s) designated by the Bank to visit and inspect any of the Properties of the Company or such Subsidiary, to examine, audit, check and make copies of their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice and at such times during normal business hours, as often as may be reasonably requested. All costs and expenses incurred by the Bank as a result of such inspection, audit or examination conducted pursuant to this Section shall be paid by the Company.

      (b) The Company shall keep and maintain, and shall cause its respective Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries in conformity with GAAP shall be made of all dealings and transactions in relation to their respective businesses and activities.

     SECTION 7.7. ERISA COMPLIANCE. The Company shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Plans to comply in all material respects with the provisions of ERISA, the Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

   SECTION 7.8. MAINTENANCE OF PROPERTY.  The Company shall cause all
Property used or useful in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such Property if such discontinuance would not, in the judgment of the Company, result in a Material Adverse Effect.

SECTION 7.9. ENVIRONMENTAL COMPLIANCE. The Company shall at all times comply with any and all applicable Hazardous Substance Laws, including without limitation the timely performance of all of the Company's obligations under any remedial action plan, consent order, or other agreement or order regarding the remediation of any Hazardous Substance, except where the failure to comply would not have a Material Adverse Effect. The Company shall notify the Bank promptly upon receipt of written notice of any (i) release or threatened release of any Hazardous Substance from or onto any Real Property or Surrounding Property; (ii) potential or actual violation of any Hazardous Substance Law; or (iii) any action or proceeding threatened or brought by any private person or entity or Governmental Authority in connection with either of the matters set forth in clauses (i) or (ii) above; PROVIDED, that such release, violation or action would have a Material Adverse Effect. Not less than thirty days prior to (a) taking any action in response to the existence, presence, use, storage, generation, production, treatment, disposal, or handling of any Hazardous Substance in, on, under or about any Real Property or any Surrounding Property, or to the release, discharge, or transport of any Hazardous Substance onto or from any Real Property; or (b) entering into any settlement agreement, consent decree, or other compromise or agreement regarding any Hazardous Substance Claims and Losses (such agreements and decrees are referred to collectively as "Hazardous Substance Agreements") and PROVIDED, that such matters would have a Material Adverse Effect, the Company shall provide the Bank with a written notice describing in reasonable detail the action proposed to be taken by the Company or the nature of the Hazardous Substance Agreement to be entered into by the Company as described in clauses (a) and (b) above, and thereafter shall deliver to the Bank a copy of any remedial action plan, consent order, or Hazardous Substance Agreement in connection therewith within five days following approval thereof by the applicable Governmental Authority or other Person.

     SECTION 7.10. PARI PASSU. The Company shall assure that the obligations of the Company hereunder rank at least PARI PASSU with the other senior unsecured Debt of the Company.

     SECTION 7.11. PLEDGE AND SECURITY INTEREST. The Company shall maintain the assignment and security interest granted to the Bank in the Collateral Agreement, defend, pre-serve and protect such assignment and security interest to the extent permitted by law against all claims of all Persons and keep the Collateral (as that term is defined in the Collateral Agreement) free from all Liens, except as permitted by the Collateral Agreement.

      SECTION 7.12.  BOND FACILITY PROCEEDS.

      (a) Subject to the rights of the Revolving Credit Lender to receive such proceeds under the Revolving Credit Agreement, upon the sale, lease, condemnation or other disposition of any Bond Facility or any portion thereof, the Company shall apply all proceeds received by the Company in connection with any such disposition to the redemption of Hexcel Bonds issued in connection with the disposed of Bond Facility (less costs incurred by the Company in connection with the disposition), such redemption to occur on the next practicable redemption date for such bonds (which redemption shall reduce the obligation of the Company to reduce the contingent liability of the Bank under Section 7.13 in the manner provided in the Collateral Agreement).

      (b) With the exception of Liens granted or to be granted by the Company to the Revolving Credit Lender (including any successors or assigns) to secure the Revolving Credit Obligations, the Company shall not grant or permit to exist any Lien on any Bond Facility or any portion thereof.

      (c) The Company shall not take, permit or suffer to be taken any action which would cause or result in interest on any Hexcel Bonds not to be excluded from gross income under applicable federal tax law; specifically, the Company shall not cause or suffer to occur any "change in use" of any Bond Facilities which would cause interest on any Hexcel Bonds not to be excluded from gross income under applicable federal tax law.

     SECTION 7.13. REDUCTION OF CONTINGENT LIABILITY OF BANK. The Company agrees that it will reduce or offset the contingent liability of the Bank as represented by the Letters of Credit by an amount equal to $600,000 per quarter, beginning on April 1, 1995 and continuing on each Payment Date to and including October 1, 1998. The Company will effect this agreement in the manner set forth in and in accordance with the terms of the Collateral Agreement.

   SECTION 7.14. FURTHER ASSURANCES. At any time, or from time-to-time, upon reasonable request from the Bank, at the Company's expense, the Company shall promptly execute, acknowledge and deliver such further documents and do such other acts and things as shall be necessary or advisable, in the Bank's sole judgment, in order to effect fully the purposes of this Agreement or of any Related Document.

                                 ARTICLE 8.
                              NEGATIVE COVENANTS

      Unless the Bank shall otherwise consent in writing, until the later of the Expiration Date of each Letter of Credit and the payment in full of all amounts due and owing or payable to the Bank under this Agreement, the Company shall comply, and shall cause compliance, with the following negative covenants:

     SECTION 8.1. DEBT. None of the Company or any of its Restricted Subsidiaries shall directly or indirectly create, incur, assume or otherwise become directly or indirectly liable with respect to any Debt, except:

             (a) Existing Debt and any extensions, renewals, refundings or replacements of such Existing Debt; PROVIDED, that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount (plus reasonable transaction costs) of the Existing Debt so extended, renewed, refunding or replaced, and PROVIDED, FURTHER, that no refunding or replacement of the Advance shall be permitted;

             (b) Existing Subordinated Debt and any extensions, renewals, refundings or replacements of Existing Subordinated Debt; PROVIDED, that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount (plus reasonable transaction costs) of the Existing Subordinated Debt so extended, renewed, refunded or replaced and PROVIDED, FURTHER, that the aggregate installments of principal due prior to December 31, 1998, under the extended, renewed, refunded or replaced Subordinated Debt are not in an amount greater than the aggregate principal installments due prior to December 31, 1998 under the Existing Subordinated Debt (without any extension, renewal, refunding or replacement);

             (c)   Hexcel Obligations;

             (d) Revolving Credit Obligations in principal amount not in excess of (i) $45,000,000 plus (ii) the amount of Debt permitted under clause (e) of this Section which is in fact funded pursuant to the Revolving Credit Agreement;

             (e) secured Debt incurred under the Revolving Credit Agreement or otherwise in connection with purchase money obligations and/or Capital Leases to the extent permitted by Section 8.3; and

             (f) other unsecured Debt not in excess at any time of $10,000,000 in aggregate principal amount; but only to the extent that the sum, at any time, of unsecured Debt incurred pursuant to this clause (f) of Section
      8.1 and Guaranty Obligations incurred pursuant to clause (b) of Section
      8.2 does not exceed $10,000,000 in aggregate principal amount.

     SECTION 8.2. GUARANTY OBLIGATIONS. None of the Company or any of the Restricted Subsidiaries shall directly or indirectly create or become liable with respect to any Guaranty Obligation, except:

             (a) Existing Guaranty Obligations and any extensions, renewals, refundings or replacements of Existing Guaranty Obligations; PROVIDED, that any such extension, renewal, refunding or replacement is in an aggregate principal amount not greater than the principal amount (plus reasonable transaction costs) of the Existing Guaranty Obligations so extended, renewed, refunded or replaced;

             (b) Guaranty Obligations not in excess at any time of $10,000,000 in aggregate principal amount; but only to the extent that the sum, at any time, of Guaranty Obligations incurred pursuant to this clause (b) of
      Section 8.2 and unsecured Debt incurred pursuant to clause (f) of Section
      8.1 does not exceed $10,000,000 in aggregate principal amount;

             (c) unsecured Guaranty Obligations of the Company in respect of Debt incurred by Unrestricted Subsidiaries not in excess at any time of $20,000,000 in aggregate principal amount; and

             (d) Guaranty Obligations incurred by any Restricted Subsidiary in respect of Debt of the Company or any other Restricted Subsidiary permitted under this Agreement, and Guaranty Obligations incurred by the Company in respect of Debt of any Restricted Subsidiary permitted under this Agreement.

     SECTION 8.3. SECURED DEBT. None of the Company or any of the Restricted Subsidiaries shall directly or indirectly create, incur or assume any Lien on or with respect to any of their respective Property or assets for the purpose of securing payment or other obligations arising in connection with any Debt, except:

             (a) Liens securing Existing Debt and future Liens securing any extensions, renewals, refundings or replacements of Existing Debt to the extent permitted under Section 8.1(a), but only if such future Lien attaches to the same Property and secures only such permitted extensions, renewals, refundings and replacements;

             (b) without duplication of clause (a) above, Liens at any time created securing the Revolving Credit Obligations to the extent such Revolving Credit Obligations are permitted to be incurred pursuant to
      Section 8.1(d) or 8.1(e); and

             (c) Liens securing Debt (including, without limitation, Capital Lease and purchase money obligations) incurred by the Company and the Restricted Subsidiaries to finance Capital Expenditures permitted under
      Section 9.4 of this Agreement, PROVIDED, that the aggregate principal amount of Debt secured by such Liens incurred in each of Fiscal Year 1995, 1996,

      1997 and 1998 shall not exceed $7,050,000, $7,125,000, $7,500,000 and
      $7,500,000, respectively; and PROVIDED, FURTHER, that if the maximum amount of permitted secured Debt indicated under the first PROVISO of this clause (c) for any Fiscal Year exceeds the amount of secured Debt incurred by the Company and the Restricted Subsidiaries to finance Capital Expenditures in such Fiscal Year, then secured Debt incurred by the Company and the Restricted Subsidiaries to finance Capital Expenditures for the succeeding Fiscal Year may exceed the maximum set forth in the first proviso of this clause (c) by the lesser of (i) $2,250,000 and (ii) the amount of such excess of permitted secured Debt for Capital Expenditures from the immediately preceding Fiscal Year (such excess amount being available only for use in such succeeding Fiscal Year and being treated as the last amount spent in such succeeding Fiscal Year).

     SECTION 8.4. TRANSACTIONS WITH AFFILIATES AND EXISTING JOINT VENTURES; DIC INVESTMENTS. The Company shall not, and shall not permit any of its Restricted Subsidiaries, except as otherwise expressly contemplated in the Disclosure Statement or as expressly permitted herein, to enter into any transaction with or make any payment to any Affiliate of the Company (other than the Company and the Restricted Subsidiaries) or any Existing Joint Venture; except in each case for transactions or payments (A) in the ordinary course of business, (B) either on a basis no less favorable to the Company or such Restricted Subsidiary as would be obtained in a comparable arm's length transaction with a Person not an Affiliate or related entity, and (C) investments in Unrestricted Subsidiaries and Existing Joint Ventures (other than DIC). Notwithstanding the other provisions of this Agreement, the Company shall not invest funds in DIC, directly or through Hexcel Technologies, in excess of $3,250,000 in Fiscal Year 1995, $2,250,000 in Fiscal Year 1996 and $4,750,000 in Fiscal Year 1997, less any payments made by the Company to Dainippon Ink & Chemicals, Inc. permitted pursuant to Section 9.05(vii) of the Revolving Credit Agreement; PROVIDED, HOWEVER, that if the maximum permitted investment in DIC for any Fiscal Year exceeds the amount actually invested, directly and indirectly, then such investments made by the Company directly or through Hexcel Technologies for the immediately succeeding Fiscal Year may exceed the maximum amount set forth above with respect to such succeeding Fiscal Year by the amount of such excess from the immediately preceding Fiscal Year (such excess being treated as the last amount invested in such succeeding Fiscal Year) but in no event shall the amount of such investments exceed $9,750,000 in the aggregate at any time; and PROVIDED, FURTHER, that no cash investment may be made by the Company in Hexcel Technologies, Inc. solely for the purpose of making investments in or for the benefit of DIC so long as any Event of Default has occurred and is continuing.

     SECTION 8.5. RESTRICTION ON FUNDAMENTAL CHANGES. The Company shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), except for any merger or consolidation involving the Company in which the Company is the surviving entity and any transaction pursuant to which the Capital Stock of the Company would be held by an intervening holding company; PROVIDED, HOWEVER, that after giving effect to any merger or consolidation, except any merger or consolidation of any wholly owned Restricted Subsidiary into the Company, no Potential Default arising out of the covenants and conditions of Article 8 or Article 9 hereof or Event of Default shall have
occurred or be continuing   The Company shall not sell all or substantially all
of its respective assets to any other Person. None of the Company or any of its Restricted Subsidiaries shall engage in any business (pursuant to an Existing Joint Venture or otherwise) other than the businesses engaged in by the Company, such Restricted Subsidiaries or such Existing Joint Ventures on the date hereof and any business or activities which are substantially similar, related or incidental thereto if such action would, in the reasonable judgment of the Company at the time of such action, result in a Material Adverse Effect.

   SECTION 8.6. PREPAYMENTS. Neither the Company nor any of the Restricted Subsidiaries shall voluntarily prepay, redeem, purchase, repurchase, defease or retire any Debt of the Company or any Restricted Subsidiary which matures after December 31, 1998, other than the Revolving Credit Obligations, the Hexcel Bonds, the Hexcel Obligations and any installment (whether principal or interest) of Debt of the Company or any Restricted Subsidiary which installment is scheduled for payment prior to December 31, 1998.

     SECTION 8.7. CERTAIN AMENDMENTS AND APPOINTMENTS. Neither the Company nor any of the Restricted Subsidiaries shall amend, supplement or otherwise modify the terms of any Related Documents. The Company shall not appoint or consent to the appointment of any successor Trustee, Agent or Placement Agent without the prior written consent of the Bank.

     SECTION 8.8. ACCOUNTING CHANGES. The Company shall not make, nor permit any of its Subsidiaries to make, any material change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or law and disclosed to the Bank or as permitted by this Agreement.

                                 ARTICLE 9.
                              FINANCIAL COVENANTS

      Unless the Bank shall otherwise consent in writing, until the later of the Expiration Date of each Letter of Credit and the payment in full of all amounts due and owing or payable to the Bank under this Agreement, the Company shall comply, and shall cause compliance, with each of the following covenants:

     SECTION 9.1. MINIMUM NET WORTH. The Net Worth of the Company and the Restricted Subsidiaries at all times during any period from the last day of the fiscal quarter preceding each fiscal quarter in each Fiscal Year set forth below to the day preceding the last day of such fiscal quarter set forth below shall not be less than the minimum amount set forth opposite such fiscal quarter:

                   Fiscal Quarter            Minimum Amount
                   --------------            --------------

             Second fiscal quarter of 1995   28,500,000
             Third fiscal quarter of 1995    29,500,000
             Fourth fiscal quarter of 1995   30,500,000
             First fiscal quarter of 1996    31,500,000
             Second fiscal quarter of 1996   33,000,000
             Third fiscal quarter of 1996    35,000,000
             Fourth fiscal quarter of 1996   37,000,000
             First fiscal quarter of 1997    40,000,000
             Second fiscal quarter of 1997   43,000,000
             Third fiscal quarter of 1997    45,000,000
             Fourth fiscal quarter of 1997   47,000,000
             First fiscal quarter of 1998    50,000,000
             Second fiscal quarter of 1998   53,000,000
             Third fiscal quarter of 1998    56,000,000
             Fourth fiscal quarter of 1998   59,000,000

     SECTION 9.2. MINIMUM FIXED CHARGE COVERAGE RATIO. The Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter of the Company set forth below for the four fiscal quarter period ending on such date (or if the period from January 1, 1995, to such last day is less than four full fiscal quarters, such shorter period), shall not be less than the minimum ratio set forth opposite such fiscal quarter:

                   Fiscal Quarter             Minimum Ratio
                   --------------             -------------

             Third fiscal quarter of 1995       0.10 to 1
             Fourth fiscal quarter of 1995      0.35 to 1
             First fiscal quarter of 1996       0.50 to 1
             Second fiscal quarter of 1996      0.60 to 1
             Third fiscal quarter of 1996       0.60 to 1
             Fourth fiscal quarter of 1996      0.70 to 1
             First fiscal quarter of 1997       0.70 to 1
             Second fiscal quarter of 1997      0.75 to 1
             Third fiscal quarter of 1997       0.80 to 1
             Fourth fiscal quarter of 1997      0.80 to 1
             First fiscal quarter of 1998       0.85 to 1
             Second fiscal quarter of 1998      0.90 to 1
             Third fiscal quarter of 1998       0.95 to 1
             Fourth fiscal quarter of 1998      1.00 to 1

   SECTION 9.3. MAXIMUM LEVERAGE RATIO. The Leverage Ratio of the Company and its Restricted Subsidiaries on a combined basis, as determined as of the last day of each fiscal quarter, shall not be greater than the maximum amount set forth opposite such fiscal quarter:

                   Fiscal Quarter               Maximum Ratio
                   --------------               -------------

      Last day of:
             First fiscal quarter of 1995       3.40 to 1
             Second fiscal quarter of 1995      3.20 to 1
             Third fiscal quarter of 1995       3.10 to 1
             Fourth fiscal quarter of 1995      3.00 to 1
             First fiscal quarter of 1996       2.90 to 1
             Second fiscal quarter of 1996      2.80 to 1
             Third fiscal quarter of 1996       2.70 to 1
             Fourth fiscal quarter of 1996      2.50 to 1
             First fiscal quarter of 1997       2.40 to 1
             Second fiscal quarter of 1997      2.30 to 1
             Third fiscal quarter of 1997       2.20 to 1
             Fourth fiscal quarter of 1997      2.10 to 1
             First fiscal quarter of 1998       2.00 to 1
             Second fiscal quarter of 1998      2.00 to 1
             Third fiscal quarter of 1998       2.00 to 1
             Fourth fiscal quarter of 1998      2.00 to 1

     SECTION 9.4. MAXIMUM CAPITAL EXPENDITURES. Capital Expenditures made or incurred by the Company and the Restricted Subsidiaries on a combined basis during each Fiscal Year (or portion thereof) set forth below shall not exceed in the aggregate the amount set forth opposite such Fiscal Year:

                   Fiscal Year                Maximum Amount
                   -----------                --------------

             Effective Date through the end of
               Fiscal Year 1995                 $ 9,400,000
             Fiscal Year 1996                     9,500,000
             Fiscal Year 1997                    10,000,000
             Fiscal Year 1998                    10,000,000

PROVIDED, HOWEVER, if the maximum amount set forth above opposite any Fiscal Year exceeds the amount of Capital Expenditures made or incurred by the Company and the Restricted Subsidiaries on a combined basis for such Fiscal Year, then Capital Expenditures made or incurred by the Company and the Restricted Subsidiaries on a combined basis for the succeeding Fiscal Year may exceed the maximum amount set forth above opposite such succeeding Fiscal Year by the lesser of (i) $3,000,000 and (ii) the amount of such excess from the immediately preceding Fiscal Year (such excess amount being available only for use in such succeeding Fiscal Year and being treated as the last amount spent in such succeeding Fiscal Year).

                                 ARTICLE 10.
                               EVENTS OF DEFAULT

     SECTION 10.1. EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "Event of Default" hereunder:

             (a) the Company shall fail to reimburse the Bank for any Interest Drawing when due and such failure continues for a period of 5 Business Days after the due date thereof; or

             (b) the Company shall fail to pay when due any amount payable under any provision of this Agreement (other than reimbursement for Interest Drawings and for expenses the payment of which is being contested in good faith by the Company) or any Loan Agreement and such failure continues for a period of 30 days after the due date thereof; or

             (c) the Company shall fail to satisfy any Reduction Obligation (as that term is defined in the Collateral Agreement) on any Payment Date and such failure continues for a period of 30 days after such Payment Date; or

             (d) any representation or warranty made by the Company in this Agreement, in any Related Document, in the Company certificate referred to in Section 4.1(o), or in any financial statement furnished by the Company pursuant to this Agreement or any Related Document shall prove to have been untrue or incomplete when made, and such untrue or incomplete representation or warranty is in respect of matters which would have a Material Adverse Effect; or

             (e) for any reason the Collateral Agreement, the Escrow Agreement or any Standby Letter of Credit issued pursuant to the Collateral Agreement shall not be in effect or the benefits thereof shall not be available to the Bank in strict accordance with their respective terms and such situation continues for a period of 60 days; or

             (f) (i) the Company shall fail to perform or observe any covenant, condition or agreement contained in Sections 7.1(a), 8.5 or 8.6 of this Agreement, or (ii) the Company shall fail to perform or observe any covenant, condition or agreement contained in Sections 8.1, 8.2 or 8.3 of this Agreement and such failure continues for a period of 10 Business Days; or

             (g) the Company shall fail to perform or observe any covenant, condition or agreement contained in this Agreement or in the Collateral Agreement (other than any provision covered in clause (a), (b), (c) or (f) of this Section 10.1), and such failure continues for a period of 60 days; or

             (h) an event of default shall exist and be continuing under any Related Document which event of default may, in the reasonable judgment of the Bank, have a Material Adverse Effect, and such situation continues for a period of 60 days; or

             (i) any material provision of this Agreement or any Related Document shall at any time for any reason cease to be valid and binding on the Company, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Company or any Governmental Authority or the Company shall deny that it has any or further liability or obligation under this Agreement or such Related Document, and, in any such instance, such circumstance shall have a Material Adverse Effect; or

             (j) any "Event of Default", as that term is defined or used in the Revolving Credit Agreement and in the other Loan Documents (as that term is defined in the Revolving Credit Agreement), shall exist and be continuing under the Revolving Credit Agreement or any other Loan Document (as such term is defined in the Revolving Credit Agreement), and (A) the Revolving Credit Lender has notified the Company that the Revolving Credit Lender is terminating its commitment to lend under the Revolving Credit Agreement, or (B) the Revolving Credit Lender has declared the principal then outstanding under the Revolving Credit Agreement to be immediately due and payable, or (C) such "Event of Default" has continued for a period of 60 days and the Revolving Credit Lender has not provided to the Company either (1) a written waiver with respect to such "Event of Default", or
      (2) a written forbearance with respect to such "Event of Default" which forbearance continues in effect, and, in the case of a written forbearance, such Event of Default has continued for an additional 30 days after such forbearance has lapsed or been revoked by the Revolving Credit Lender; or

             (k) (i) following the expiration of the Rights Offering, Mutual Series fails to purchase those shares of Reorganized Hexcel (as that term is used in the Disclosure Statement) which it has committed to purchase under the Standby Purchase Commitment AND Mutual Series demands repayment of its Advance, and such circumstance continues for a period of 60 days, or (ii) Mutual Series declares any amounts outstanding in connection with the Advance to be immediately due and owing; or

             (l) the Company or any Restricted Subsidiary shall fail to make any payment in excess of $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) with respect to any Debt (other than Debt existing under this Agreement, the Revolving Credit Agreement or in connection with the Advance, which obligations are elsewhere referred to in this Section 10.1) in excess of $5,000,000; or if any Debt in excess of a principal amount of $5,000,000 shall be declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Company (other than a regularly scheduled required prepayment, mandatory redemption or required repurchase) prior to the stated maturity thereof; or

             (m) any judgment, writ, order or warrant of attachment or similar process shall be rendered against the Company or any of its assets involving in any single case or in the aggregate an amount in excess of $5,000,000 (in excess of applicable insurance coverage) is entered and remains undischarged, unvacated and unstayed for a period of 60 days; or

             (n) the Company shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or

             (o) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (n) of this
      Section 10.1 which (A) results in the entry of an order for relief or any such adjudication or appointment and (B) remains undismissed, undischarged or unbonded for a period of 60 days; or

             (p) a Change of Control shall occur, and such situation continues for a period of 90 days.

     SECTION 10.2. REMEDIES UPON AN EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Bank may, in its sole discretion, but shall not be obligated to:

             (a) by notice to the Company, declare any or all Liquidity Reimbursement Obligations to be immediately due and payable (PROVIDED, HOWEVER, that, upon the occurrence of an Event of Default described in clauses (n) or (o) of Section 10.1, all such amounts shall automatically become and be immediately due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company;

             (b) take such action with respect to Pledged Bonds pursuant to any Pledge Agreement as may be permitted under that agreement or at law;

             (c) take such action with respect to the Escrow Account (as that term is defined in the Escrow Agreement) and other matters as may be permitted under the Collateral Agreement or the Escrow Agreement;

             (d) demand payment under the terms of any Standby Letter of Credit to the extent permitted thereunder and under the Collateral Agreement;

             (e) notify any or all of the Trustees (with a copy to the appropriate Agent or Agents) of such Event of Default and instruct such Trustee or Trustees to declare the appropriate Hexcel Bonds to be immediately due and payable in accordance with the terms of the applicable Indenture;

             (f) by notice sent to the Company, require the immediate deposit of cash collateral in an amount equal to the Stated Amount of any or all Letters of Credit and all unpaid Liquidity Reimbursement Obligations (less the available amount of any Standby Letter of Credit at the time of the notice), and the same shall thereupon become and be immediately due and payable by the Company; and

             (g) exercise any rights and remedies available to the Bank at law or in equity or under any other Related Document.

                                  ARTICLE 11.
                                 MISCELLANEOUS

     SECTION 11.1. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment to this Agreement affecting the Hexcel Obligations of the Company hereunder or the rights of the Bank with respect to the Pledged Bonds or any additional collateral and no amendment to any Letter of Credit (except for substitution of a successor beneficiary of such Letter of Credit or extension of the term of such Letter of Credit as provided in paragraph 2 of such Letter of Credit) shall be entered into or approved by the parties unless the parties shall have obtained an opinion of counsel experienced in bankruptcy matters to the effect that such amendment will not subject the Trustee or holders of Hexcel Bonds in connection with such Letter of Credit to claims that the proceeds of the Letter of Credit may be recoverable from the Trustee or the holders of Hexcel Bonds as voidable preferences of the Company under Section 547(b) of the Bankruptcy Code.

     SECTION 11.2. NOTICES, ETC. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party at its address, telecopy or telex number set forth below or such other address or telecopy number as such party may hereafter specify for the purpose of notice to the other party. Each such notice, request or other communication shall be effective (a) if given by mail, 72 hours after such communication is deposited in the mails with first class air mail postage prepaid, addressed as aforesaid or (b) if given by any other means, when delivered at the address specified in this Section.

      Company:          Hexcel Corporation
                        5794 West Las Positas Boulevard
                        Post Office Box 8181
                        Pleasanton, CA  94588
                        Attn:  Treasurer
                        Telephone:  (510) 734-9676
                        Telecopy:  (510) 734-9285

      Bank:             Banque Nationale de Paris
                        San Francisco Agency
                        180 Montgomery Street, 3rd Floor
                        San Francisco, California  94104
                        Attn:  Katherine Wolfe
                        Telephone:  (415) 956-0707
                        Telecopy:  (415) 296-8954

     SECTION 11.3. WIRE TRANSFERS. Any and all payments made to or for the account of the Bank hereunder or under any Hexcel Bond or Letter of Credit shall be made by deposit of funds into the account of Banque Nationale de Paris, San Francisco Agency, maintained with the San Francisco office of the Federal Reserve Bank (account no. 121027234) or into such other account with a bank or other financial institution in the United States as the Bank shall indicate by written notice to the Company, the appropriate Trustee and, if applicable, the appropriate Agent.

     SECTION 11.4. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 11.5. RIGHT OF SETOFF.

      (a) Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness at any time owing by the Bank to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Agreement.

      (b) Anything in clause (a) of this Section to the contrary notwithstanding but without modifying any other provision of this Agreement, the Bank waives any such right referred to in clause (a), and any other right which it may have at law or otherwise to set off and apply such deposits or indebtedness referred to in clause (a), if, when and after there shall be a Drawing under a Letter of Credit during the pendency of any proceeding by or against the Company seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; PROVIDED, HOWEVER, that such waiver shall terminate and be of no force and effect either

             (i) when and to the extent the exercise of such right would not result in the Bank's being released, prevented or restrained from or delayed in fulfilling the Bank's obligations under any Letter of Credit or

             (ii) when and if the absence of such waiver would not result in the lowering or suspension by the Rating Agency of its rating of the Hexcel Bonds.

      (c) The Bank agrees promptly to notify the Company after any such setoff and application referred to in clause (a) of this Section; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such setoff and application. Subject to the provisions of clause (b) of this Section, the rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff or banker's Lien) which the Bank may have.

     SECTION 11.6. INDEMNIFICATION. The Company hereby indemnifies and holds the Bank harmless from and against any and all claims, damages, losses, liabilities, costs or expenses which the Bank may incur or which may be claimed against the Bank by any person or entity:

             (a) by reason of any inaccuracy or alleged inaccuracy in any material respect, or any untrue statement or alleged untrue statement of any material fact, contained in any official statement, placement memorandum, or any amendment or supplement thereto (including, without limitation, supplements prepared by Hexcel or any other Person and referencing the Reorganization Plan, this Agreement or other events roughly contemporaneous with this Agreement), or by reason of the omission or alleged omission to state therein a material fact necessary to make such statements, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that, in the case of any action or proceeding alleging an inaccuracy in a material respect, or an untrue statement, with respect to information supplied by and describing the Bank in any official statement, placement memorandum or any supplement or amendment thereto (the "Bank Information")

                   (i) indemnification by the Company pursuant to clause (a) of this Section shall be limited to the costs and expenses of the Bank (including fees and expenses of the Bank's counsel) of defending itself against such allegation,

                   (ii) if in any such action or proceeding it is finally
             determined that the Bank Information contained an untrue statement in a material respect, then the Company shall not be required to indemnify the Bank pursuant to clause (a) of this Section for any claims, damages, losses, liabilities, costs or expenses to the extent caused by such inaccuracy or untrue statement, and

                   (iii) if any such action or proceeding shall be settled by the Bank without there being a final determination to the effect described in the preceding sub-clause (ii), then the Company shall be required to indemnify the Bank pursuant to clause (a) of this Section only if such action or proceeding is settled with the Company's consent; and

             (b) by reason of or in connection with the execution, delivery or performance of the Hexcel Bonds, any Remarketing Agreement, or any transactions contemplated thereby; and

             (c) by reason of or in connection with the execution and delivery or transfer of, or payment or failure to make payment under, any Letter of Credit; PROVIDED, HOWEVER, that the Company shall not be required to indemnify the Bank pursuant to clause (c) of this Section for any claims, damages, losses, liabilities, costs or expenses to the extent caused by

                   (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit; or

                   (ii) the Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it by the LOC Beneficiary or a transferee beneficiary under such Letter of Credit of a draft and certificate complying with the terms and conditions of such Letter of Credit; and

             (d) by reason of or in connection with any claims, damages, losses, liabilities, costs or expenses asserted against the Bank by or on behalf of J.P. Morgan Securities, Inc., relating in any way to Hexcel Bonds, including, without limitation, claims asserted in connection with that certain letter agreement between J.P. Morgan Securities, Inc., and the Bank dated December 30, 1993.

      Nothing in this Section is intended to limit the Company's obligations contained in Articles 2 and 3. Without prejudice to the survival of any other obligation of the Company hereunder, the indemnities and obligations of the Company contained in this Section shall survive payment in full of amounts payable pursuant to Articles 2 and 3 and the termination of the Letters of Credit.

     SECTION 11.7. LIABILITY OF THE BANK. The Company assumes, with respect to the Bank, all risks of the acts or omissions of the LOC Beneficiary and any other beneficiary or transferee of a Letter of Credit with respect to its use of such Letter of Credit. Neither the Bank nor any of its officers or directors shall be liable or responsible for:

             (a) the use which may be made of a Letter of Credit or any acts or omissions of the LOC Beneficiary or any other beneficiary or transferee in connection therewith;

             (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

             (c) payment by the Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or

             (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit;

EXCEPT that the Company shall have a claim against the Bank, and the Bank shall be liable to the Company, to the extent of any direct, as opposed to consequential, damages suffered by the Company which the Company proves were caused by

                   (i) the Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or

                   (ii) the Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it by the appropriate LOC Beneficiary or any other beneficiary or transferee under such Letter of Credit of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit.

In furtherance and not in limitation of the foregoing, the Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     SECTION 11.8. COSTS AND EXPENSES. The Company agrees to pay on demand all costs and expenses in connection with the administration of this Agreement, the Collateral Agreement, the Escrow Agreement, any Standby Letter of Credit, and any other documents which may be delivered in connection therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, the Collateral Agreement and the Escrow Agreement. The Company shall also pay on demand all costs and expenses (including counsel fees and expenses) in connection with: (i) negotiation and delivery of the Escrow Agreement, (ii) amendments to this Agreement, the Collateral Agreement, the Escrow Agreement and the Related Documents, any Letter of Credit or Standby Letter of Credit, or consents to or waivers of any provision thereof requested by the Company, (iii) enforcement of this Agreement, the Collateral Agreement, the Escrow Agreement, any Standby Letter of Credit, or such other documents as may be delivered in connection therewith, or (iv) any action or proceeding relating to a court order, injunction, or other process or decree restraining or seeking to restrain the Bank from paying any amount under any Letter of Credit.

   SECTION 11.9. CONFIRMATION OF LIEN.  The Company hereby grants to the
Bank, to secure payment by the Company of sums due hereunder, a Lien on moneys or instruments (at such times as they become payable to the Company under any Indenture) which the Company has an interest in or title to, in each case pursuant to one of the Indentures, now or hereafter held in the Bond Fund, Bond Purchase Fund, Construction Fund (as such terms are defined in the respective Indentures) or are otherwise held by the Trustee or Agent under any provision of any Indenture, and in the right of the Company to receive any such moneys or instruments. The Bank hereby confirms that such Lien is and shall be junior and subordinate to the Lien on such moneys in favor of the holders of the Hexcel Bonds and the related Trustee.

     SECTION 11.10. CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and is adopted by the Company with the agreement of its independent certified public accountants and such change results in a change in the method of calculation of any of the covenants, standards or terms found in Article 8 and Article 9, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Company shall be the same after such change as if such change had not been made; PROVIDED, HOWEVER, that no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Bank, to so reflect such change in accounting principles.

     SECTION 11.11. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Company and the Bank and thereafter shall be binding upon and inure to the benefit of the Company and the Bank and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. The Bank may assign, sell or participate out to any financial institution all or any part of, or any interest (undivided or divided) in, the Bank's rights and benefits under this Agreement, and to the extent of that assignment, sale or participation such transferee shall have the same rights and benefits against the Company hereunder as it would have had if such transferee were the Bank issuing or paying under the Letters of Credit hereunder.

     SECTION 11.12. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

     SECTION 11.13. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Any legal action or proceeding with respect to this Agreement, the Collateral Agreement, the Escrow Agreement or any other Related Document may be brought in the courts of the State of California or of the United States of America for the Northern District of California, and, by execution and delivery of this Agreement, the Company and the Bank each accepts, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein shall prevent either party from commencing legal proceedings or from otherwise proceeding against the other party or its property in any other jurisdiction.

     SECTION 11.14. CURRENT RATING. The Bank makes no promise, representation or warranty that its current long and short term debt ratings with any Rating Agency shall continue until the Expiration Date.

     SECTION 11.15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                          Hexcel Corporation

                                          /s/ William P. Meehan
                                          _____________________________________
                                          By: William P. Meehan
                                          Title: V.P. and CFO


                                          Banque Nationale de Paris, acting
                                          through its San Francisco Agency

                                          /s/ Katherine Wolf
                                          _____________________________________
                                          By: Katherine Wolf
                                          Title: Vice President


                                          /s/ William J. La Herran
                                          _____________________________________
                                          By: William J. La Herran
                                          Title: Assistant Vice President

                                                                     EXHIBIT A
                                                                            to
                                  Restated and Amended Reimbursement Agreement


                           CERTAIN DEFINED TERMS


   "ADVANCE" means the Advance in the principal amount of $41,000,000 to be made to the Company by Mutual Series pursuant to the terms of the Standby Purchase Commitment.

   "AFFILIATE" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person; PROVIDED, HOWEVER, that in no case shall any Agent, any Trustee, any Placement Agent, the Bank, or American Body Armor and Equipment, Inc. be deemed to be an Affiliate of the Company or any of its subsidiaries for purposes of this Agreement and, PROVIDED, FURTHER, that Hexcel Foundation shall not be deemed an Affiliate of the Company for so long as it maintains its status as a not-for-profit corporation under California law. For the purposes of this definition, "control", when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through the ownership of Voting Stock by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

   "AGENT", as used in connection with any Indenture or any Hexcel Bonds, shall have the meaning given to that Indenture; PROVIDED, that in connection with the Skagit Indenture the term "Agent" shall refer to the "Tender Agent" as that term is used in the Skagit Indenture.

   "AGREEMENT" means this Restated and Amended Letter of Credit and Reimbursement Agreement, dated as of February 1, 1995, between the Company and the Bank, as amended from time to time in accordance with its terms.

   "ALLOWED PRIORITY TAX CLAIMS" are those federal, state or local tax claims the payment of which has been deferred in accordance with the Reorganization Plan, which claims are shown on Schedule 5.8 attached to this Agreement.

   "ALTERNATE CREDIT FACILITY", as used in connection with any Indenture, shall have the meaning assigned to such term in the applicable Indenture.

   "AUTHORIZED OFFICER", as used in connection with the Company, means any of the following: the President, the Chairman of the Board, the Chief Executive Officer, any Executive or any Senior Vice President; PROVIDED, HOWEVER, that in connection with any financial document or certificate, "Authorized Officer" means the Controller, Chief Accounting Officer, Treasurer or Chief Financial Officer. In connection with any Trustee or Agent, the term "Authorized Officer" shall also include any Trust Officer assigned responsibility for the applicable Hexcel Bonds.


                                    Exhibit A
                                       -1-

   "BANK" means Banque Nationale de Paris, a banking corporation organized under the laws of the Republic of France, acting through its San Francisco Agency, its successors and assigns.

   "BANK INFORMATION" has the meaning assigned to that term in Section 11.6 of the Agreement.

   "BANKRUPTCY CODE" means the Federal Bankruptcy Code, 11 U.S.C. Sections 101 ET SEQ., as amended from time to time, and any other successor federal legislation hereafter enacted serving substantially similar purposes.

   "BANKRUPTCY COURT" means the United Stated Bankruptcy Court for the Northern District of California, Oakland Division.

   "BOND FACILITY" means any land, buildings, facilities, plants, improvements, fixtures, equipment and related Property, in whole or in part, which was acquired, financed, purchased, constructed or improved using proceeds from the sale of any of the Hexcel Bonds.

   "BUSINESS DAY" means a day of the year which is not a Saturday or Sunday or a day on which banking institutions located in New York or California are required or authorized to remain closed or on which any applicable Placement Agent or the New York Stock Exchange is closed.

   "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's or any of the Restricted Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; PROVIDED, HOWEVER, (i) Capital Expenditures shall include (A) that portion of Capital Leases which is incurred and capitalized during such period on the balance sheet of the Company and the Restricted Subsidiaries and (B) expenditures for equipment which is purchased simultaneously with the trade-in or disposal of existing equipment owned by the Company or any of the Restricted Subsidiaries, to the extent the gross purchase price of the purchased equipment exceeds the actual value attributed to such equipment at the time of such trade-in or disposal; and (ii) Capital Expenditures shall exclude, whether or not such a designation would be in conformity with GAAP, expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

   "CAPITAL LEASE", as applied to any Person, means any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

   "CAPITAL STOCK", with respect to any Person, means any capital stock of such Person, regardless of class or designation , and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.


                                    Exhibit A
                                        -2-

   "CASE" means the case under Chapter 11 of the Bankruptcy Code commenced by the Company in the Bankruptcy Court, styled In Re Hexcel Corporation, Case No. 93-48535 T (Chapter 11), in respect of which the Company has obtained the Confirmation Order.

   "CASH INTEREST EXPENSE" means, for any period on a combined basis for any Person, all of the following as determined in conformity with GAAP, (i) total interest expense, whether paid or accrued (without duplication) (including the interest component of Capital Lease obligations for such period), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under interest rate contracts, but excluding, however, (w) interest accrued prior to the Effective Date of the Company reorganization (as such Effective Date is defined in the Reorganization
Plan) and paid on such Effective Date of the Company reorganization in respect of Indebtedness repaid or extinguished on the Effective Date, (x) amortization of discount, (y) interest paid in property other than cash and (z) any other interest expense not payable in cash, MINUS (ii) any net payments received during such period under interest rate contracts.

   "CHANGE OF CONTROL" means a Person or entity or group of Persons or entities (other than Mutual Series) acting in concert, shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the beneficial owner (within the meaning of Rule 13d.3 under the Securities Exchange Act of 1934, as amended) of securities of the Company (or a holding company holding all of the Capital Stock of the Company) representing more than the greater of (a) 50% of the Company's or such holding company's Voting Stock and (b) the percentage of the Company's or such holding company's Voting Stock beneficially owned by Mutual Series after giving effect to such purchases.

   "CODE" means the United States Internal Revenue Code of 1986 (or any successor statute containing the United States income tax law), as amended, and the rulings and regulations (including temporary and proposed regulations) promulgated thereunder.

   "COMPANY" means the Hexcel Corporation, a Delaware corporation, its successors and assigns.

   "CONFIRMATION ORDER" means that certain confirmation order entered by the Bankruptcy Court on January 10, 1995, confirming the Reorganization Plan.

   "CONSTITUENT DOCUMENTS" means, with respect to any entity, (i) the articles/certificate of incorporation (or the equivalent organization documents) of such entity, (ii) the by-laws (or the equivalent governing documents) of such entity, and (iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such entity's Capital Stock.

   "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person


                                    Exhibit A
                                       -3-
is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

   "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company, are treated as a single employer under Section 414(B) or 414(C) of the Code.

   "DEBT", as applied to any Person, means, at any time, the principal amount of all Indebtedness (direct or indirect) of such Person, without limitation, but without duplication (i) in respect of borrowed money, evidenced by debt securities, debentures, acceptances, notes or other similar instruments, including, without limitation, term obligations incurred in connection with the purchase of fixed assets and equipment, and (ii) in respect of Capital Lease obligations, together, in each case, with any accrued interest, fees and charges relating thereto.

   "DEBT SERVICE DRAWING" refers to Interest, Maturity, Mandatory Redemption, Optional Redemption, and Acceleration Drawings, as each of those terms is defined in the Letters of Credit.

   "DEBT SERVICE REIMBURSEMENT OBLIGATION" means the reimbursement obligation of the Company to the Bank arising out of each Debt Service Drawing and, to the extent provided in the first paragraph of Section 3.2 of the Agreement, each Liquidity Drawing.

   "DIC" means the joint venture entered into between the Company and Dainippon Ink & Chemicals, Inc. ("Dainippon"), pursuant to that certain Parent Company Agreement dated as of April 17, 1990 under which the Company and Dainippon caused Hexcel Technologies, Inc. and DIC Technologies, Inc., (wholly-owned subsidiaries of the Company and Dainippon, respectively) to enter into that certain Participants Agreement dated as of September 14, 1990 pursuant to which Hexcel Technologies, Inc. and DIC Technologies, Inc. formed Hexcel-DIC Partnership ("HDP") and pursuant to which Hexcel Technologies, Inc. and DIC Technologies Inc., caused HDP to form DIC-Hexcel, Ltd. as a wholly-owned subsidiary of HDP.

   "DISCLOSURE STATEMENT" means the written statement, dated November 7, 1994, as amended, supplemented, or modified from time to time, describing the Reorganization Plan (and the transactions and events contemplated thereby) that is prepared and distributed in accordance with Sections 1125 and 1126(b) of the Bankruptcy Code and Rule 3018 promulgated thereunder, as amended.

   "DOLLARS" and "$" means the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

   "DRAWING" means any Debt Service Drawing or any Liquidity Drawing.


                                    Exhibit A
                                       -4-

   "EBITDA" means, for any period on a combined basis for any Person, (i) the sum of the amounts for such period for such Person of (A) Net Income, (B) depreciation and amortization expense, (C) total interest expense (D) charges for federal, state, local and foreign income taxes and (E) extraordinary losses (including restructuring charges and bankruptcy reorganization charges in connection with the Case and charges in connection with DIC) which have been deducted in the determination of Net Income, MINUS (ii) the sum of (A) extraordinary gains not already excluded from the determination of Net Income (including, without limitation, gains in connection with the sale of Property and gains based upon market valuations of Securities) and (B) interest and other income, including without limitation, equity income from Unrestricted Subsidiaries (or minus equity loss from Unrestricted Subsidiaries).

   "EFFECTIVE DATE" means the date on which all of the conditions set forth in
Section 4.1 of this Agreement have been satisfied or waived in writing by the Bank, which date shall not be later than February 28, 1995, unless expressly extended in writing by the Bank.

   "EMT SALE" means the sale by the Company of its Chandler, Arizona plant and its EMT technology pursuant to the Asset Purchase Agreement dated as of November 3, 1994 by and between the Company and Northrop Grumman Corporation.

   "ENVIRONMENTAL CLAIM" means any claim filed in the Hexcel bankruptcy proceedings regarding Hazardous Substances and/or the violation or alleged violation of Hazardous Substance Laws, whether made by any private person or entity or Governmental Authority.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

   "ERISA AFFILIATE" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Company, and (iii) member of the same affiliated service group (within the meaning of section 414(m) of the Code) as the Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

   "ERISA PLAN" means at any time an employee pension plan which is covered by Title IV of ERISA or subject to the minimum funding standards of Section 412 of the Code and is either (i) maintained by the Company or any member of the Controlled Group for the employees of the Company or any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and under which the Company or any member of the Controlled Group is then making or within the first five plan years has made such contributions.


                                    Exhibit A
                                        -5-

   "ESCROW AGREEMENT" means that certain Escrow Agreement to be entered into among the Bank, the Company and an escrow agent in the form attached to the Collateral Agreement as Exhibit A thereto, subject to such changes as shall be acceptable to the Bank, as such agreement may be amended from time to time.

   "EUROPEAN RESINS SALE" means the sale by the Company of its resins business in France, Germany, Italy and Spain to an investor group sponsored by management pursuant to the Stock Purchase Agreement dated as of December 27, 1994 by and between the Company and Axson S.A.

   "EVENT OF DEFAULT" has the meaning assigned to that term in Section 10.1 of this Agreement.

   "EXISTING DEBT" means all Indebtedness of the Company and its Restricted Subsidiaries which is outstanding on the Effective Date.

   "EXISTING GUARANTY OBLIGATIONS" means all Guaranty Obligations of the Company and its Restricted Subsidiaries outstanding on the Effective Date.

   "EXISTING JOINT VENTURE" means each of (i) Knytex, (ii) DIC and (iii) Fyfe.

   "EXISTING LIENS" means all Liens on assets of the Company or any of the Restricted Subsidiaries to secure Debt of the Company or any of the Restricted Subsidiaries which are outstanding as of the Effective Date.

   "EXISTING SUBORDINATED DEBT" means all Indebtedness of the Company and its Restricted Subsidiaries as of the Effective Date which is (i) subordinate in right of payment to (A) the Hexcel Obligations and (B) the Hexcel Lyon Subordinated Note and (ii) in an amount no greater than $25,700,000.

   "EXPIRATION DATE" means, for each Letter of Credit, the date on which such Letter of Credit shall expire in accordance with its terms, subject to extension as provided in paragraph 2 of such Letter of Credit.

   "FINAL ORDER" shall have the meaning set forth in the Reorganization Plan.

   "FISCAL YEAR" means the fiscal year of the Company, which currently is the four fiscal quarter period ending on the closest Sunday to December 31 of each calendar year.

   "FIXED CHARGES" means, for any period for any Person, the sum of the amounts for such period of (i) Cash Interest Expense of such Person, (ii) the higher of scheduled or actual payments of principal on Indebtedness of such Person, including, without limitation, the principal component of Capital Lease obligations, the amount of Reduction Obligations, as that term is defined in the Collateral Agreement and the amount of payments made to DIC,


                                    Exhibit A
                                       -6-
but excluding Indebtedness repaid or extinguished on the Effective Date and
(iii) cash dividends paid by the Company.

   "FIXED CHARGE COVERAGE RATIO" means, with respect to any period, the ratio of (i) EBITDA of the Company and the Restricted Subsidiaries for such period, MINUS Capital Expenditures paid by the Company and the Restricted Subsidiaries during such period, MINUS current federal, state and local income taxes actually accrued by the Company and the Restricted Subsidiaries during such period, MINUS investments made by the Company and the Restricted Subsidiaries in Unrestricted Subsidiaries, PLUS Net Cash Proceeds received after the Effective Date (including, without limitation, Net Cash Proceeds received after the Effective Date in respect of the EMT Sale, the Company's domestic resins business and the Graham Texas Real Property) received during such period to the extent not included in the calculation of EBITDA for such period to (ii) Fixed Charges of the Company and the Restricted Subsidiaries for such period.

 "FIXED RATE", as applied to any Hexcel Bonds, has the meaning assigned to that term in the applicable Indenture.

   "FYFE" means the joint venture entered into between the Company and Fyfe Associates pursuant to an Agreement dated as of October 13, 1992 for the sale and installation of high strength architectural wrap.

   "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the date hereof (unless otherwise specified pursuant to Section 11.10).

   "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state or local government or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

   "GUARANTY OBLIGATION" means any Contractual Obligation, contingent or otherwise, of one Person with respect to any Debt of another, if the primary purpose or intent thereof by the Person incurring the Guaranty Obligation is to provide assurance to the obligee of such Debt of another that such Debt shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders thereof shall be protected (in whole or in part) against loss in respect thereof.

   "HAZARDOUS SUBSTANCE" means any: (a) substance, product, waste or other material of any nature whatsoever which is or becomes listed, regulated, or addressed pursuant to any or all of the following statutes and regulations, as the same may be amended from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act,


                                    Exhibit A
                                       -7-

42 U.S.C. Sections 9601 ET SEQ.; (ii) the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, ET SEQ.; (iii) the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, ET SEQ.; (iv) the Toxic Substances Control Act, 15 U.S.C. Sections 2601, ET SEQ.; (v) the Clean Water Act, 33 U.S.C. Sections 1251, ET SEQ.; (vi) all other existing and future federal, state and local laws, ordinances, rules, regulations, orders, requirements, and decrees regulating, relating to, or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; (b) any substance, product, waste or other material of any nature whatsoever which may give rise to liability (i) under any of the statutes or regulations described in part (a) above; (ii) under any statutory or common law theory, including negligence, trespass, intentional tort, nuisance or strict liability; or (iii) under any reported decisions of any state or federal court; (c) petroleum, petroleum products and by-products, gasoline or crude oil, other than petroleum and petroleum products contained within regularly operated motor vehicles; and (d) asbestos or asbestos containing materials.

   "HAZARDOUS SUBSTANCE CLAIMS AND LOSSES" means all claims, damages, losses, liabilities, legal or administrative proceedings, suits, injuries, costs, Liens, interest, fines, charges, penalties and expenses made or assessed against the Company and which (a) may have a material adverse effect on the Company's ability to perform its obligations under this Agreement, and (b) directly or indirectly arise out of or relate to any or all of the following: (i) the existence, presence, use, storage, generation, production, treatment, disposal, or handling of any Hazardous Substance in, on, under, or about any Real Property or any Surrounding Property; (ii) the release, discharge, or transport of any Hazardous Substance onto or from any Real Property; (iii) the violation of any Hazardous Substance Laws; (iv) any repair, cleanup, remediation, removal, closure, or decontamination activity relating to any Hazardous Substance in, on, under or about any Real Property or any Surrounding Property; or (v) any personal injury, death, or property damage resulting from or relating to any or all of the matters described in clauses (i) through (iv) above.

   "HAZARDOUS SUBSTANCE LAWS" means all existing and future laws, ordinances, rules, regulations, orders and requirements of all Governmental Authorities (including the statutes and regulations identified in part (a) of the definition of Hazardous Substance and all licenses, permits, plans and approvals granted or issued under or pursuant to such statutes and regulations) relating to any Hazardous Substance, including the use, storage, generation, production, treatment, disposal, handling, release, discharge, transportation, repair, cleanup, remediation, removal or decontamination of any Hazardous Substance.

   "HEXCEL BONDS" means any bond issued in connection with any or all of the following series of bonds:

         (a) California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;


                                    Exhibit A
                                       -8-

         (b) Industrial Development Authority of the City of Casa Grande Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (c) Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project);

         (d) Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (e) City of Lancaster Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (f) Young County #1 Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988; and

         (g) Port of Skagit Industrial Development Corporation Variable Rate Demand Revenue Bonds, 1989 (Hexcel Corporation Project).

   "HEXCEL LYON" means Hexcel S.A., a French corporation, the Voting Stock of which is substantially owned by the Company.

   "HEXCEL LYON SUBORDINATED NOTE" means the subordinated promissory note in the principal amount of $2,613,000, dated the Effective Date, payable by the Company to Hexcel Lyon and subordinated as to the payment of the Revolving Credit Obligations to be delivered to Hexcel Lyon pursuant to Section 8.19 of the Revolving Credit Agreement.

   "HEXCEL OBLIGATIONS" means any obligation of the Company arising out of or in connection with this Agreement, the Collateral Agreement, the Escrow Agreement or any other Related Agreement, including, without limitation, contingent and unliquidated obligations arising out of the obligation of the Company to reimburse the Bank for possible future payments under one or more of the Letters of Credit.

   "INDEBTEDNESS", as applied to any Person, means, at any time, any obligation for the payment of money which is a Contractual Obligation, and shall include, without limitation but without duplication, (a) all indebtedness, obligations or other liabilities of such Person (i) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay cash dividends in respect of any stock, (iii) with respect to letters of credit issued for such Person's account, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising


                                    Exhibit A
                                       -9-
in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Guaranty Obligations, (vii) upon which interest charges are customarily paid (including zero coupon instruments) or (viii) under conditional sale or other title retention agreements relating to property purchased by such Person; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and currency agreements, net of liabilities owed to such Person by the counterparts thereon; and (d) all contingent Contractual Obligations with respect to any of the foregoing.

   "INDENTURE" or "INDENTURES" refers to the following indentures of trust:

         (a) that certain Indenture of Trust, dated as of April 1, 1988, between the Company and the Bank of California, with respect to $750,000 California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988, including the Standard Terms incorporated therein, as amended from to time in accordance with the terms thereof;

         (b) that certain Indenture of Trust, dated as of March 1, 1988, between the Company and the Bank of California, with respect to $2,050,000 Industrial Development Authority of the City of Casa Grande Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988, including the Standard Terms incorporated therein, as amended from time to time in accordance with the terms thereof;

         (c) that certain Indenture of Trust, dated as of April 1, 1988, between the Company and the Bank of California, with respect to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project), including the Standard Terms incorporated therein, as amended from time to time in accordance with the terms thereof;

         (d) that certain Indenture of Trust, dated as of March 1, 1988, between the Company and the Bank of California, with respect to $6,200,000 Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988, including the Standard Terms incorporated therein, as amended from time to time in accordance with the terms thereof;

         (e) that certain Indenture of Trust, dated as of April 1, 1988, between the Company and the Bank of California, with respect to $1,000,000 City of Lancaster Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988, including the Standard Terms


                                    Exhibit A
                                       -10-
   incorporated therein, as amended from time to time in accordance with the terms thereof;

         (f) that certain Indenture of Trust, dated as of April 1, 1988, between the Company and the Bank of California, with respect to $800,000 Young County #1 Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988, including the Standard Terms incorporated therein, as amended from time to time in accordance with the terms thereof; and

         (g)   the Skagit Indenture.

   "INDENTURE/STANDARD TERMS" means the Standard Terms and Conditions of Trust, with respect to each of the Indentures (except the Skagit Indenture), dated the date of the applicable Indenture, incorporated by reference into such Indenture, as amended from time to time in accordance with the terms of such Indenture.

   "INITIAL PROJECTIONS" means the financial projections dated as of February
2, 1995, prepared by the management of the Company with respect to the Company and the Restricted Subsidiaries on a combined basis and on a quarterly basis for Fiscal Years 1995 through 1997 and supporting materials delivered in connection therewith, delivered by the Company to the Bank on or prior to the Effective Date.

   "INTEREST COMPONENT", with respect to each Letter of Credit, has the meaning given to such term in such Letter of Credit.

   "INTEREST DRAWING", with respect to each Letter of Credit, has the meaning given to such term in such Letter of Credit.

   "KNYTEX" means the joint venture entered into between the Company and Owens-Corning Fiberglas Corporation pursuant to a Limited Liability Company Agreement dated as of June 14, 1993 for the production and marketing of stitchbonded fabrics.

   "LETTERS OF CREDIT" means those Letters of Credit issued by the Bank in support of Hexcel Bonds, each as amended from time to time in accordance with its terms. The Letters of Credit are described in Schedule 2.1 attached to this Agreement.

   "LEVERAGE RATIO" means, for any period, the ratio of Debt as of the end of such period to Net Worth for such Period.

   "LIEN" means any mortgage, deed of trust, pledge, security interest, encumbrance or lien of any kind or nature whatsoever in respect of any property of a Person intended to assure payment of any Debt, but does not include the interest of a lessor under an operating lease.


                                    Exhibit A
                                       -11-

   "LIQUIDITY DRAWING" has the meaning assigned to that term in paragraph 3 of the Letters of Credit.

   "LIQUIDITY RATE" means the per annum rate of interest equal from time to time to the Prime Rate plus 2 percent. The Liquidity Rate shall change on each date that the Prime Rate changes.

   "LIQUIDITY REIMBURSEMENT OBLIGATION" means the reimbursement obligation of the Company to the Bank resulting from each Liquidity Drawing, except to the extent that a Liquidity Drawing shall result in a Debt Service Reimbursement Obligation as provided in the first paragraph of Section 3.2 of the Agreement.

   "LOAN AGREEMENT" means each Loan Agreement as defined in each of the Indentures.

   "LOC BENEFICIARY" means (i) with respect to each Letter of Credit other than the Letter of Credit issued in connection with the Skagit Indenture, either of the Trustee or the Agent, as joint beneficiaries of the Letter of Credit, and their respective transferees as provided in the Letter of Credit, and (ii) with respect to the Letter of Credit issued in connection with the Skagit Indenture, the Trustee.

   "LOC COMMISSION" has the meaning assigned to that term in Subsection 2.3.1 of this Agreement.

   "LOC COMMISSION PERIOD" shall be each of the calendar quarters beginning on the first day of each January 1, April 1, July 1, and October 1 between the Effective Date and the date on which the final outstanding Letter of Credit expires or is terminated in accordance with its terms; PROVIDED, HOWEVER, that the first LOC Commission Period shall begin on the earlier of the Effective Date and February 1, 1995, and the last LOC Commission Period shall end on the date on which the final outstanding Letter of Credit expires or is terminated in accordance with its terms.

   "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the operations or financial condition of the Company alone or the Company and the Subsidiaries on a combined basis, or (b) the ability of the Company to pay or perform the Hexcel Obligations in accordance with the terms of this Agreement and the other Related Documents.

   "MOODY'S" means Moody's Investors Service, Inc., a Delaware corporation, its successors and assigns and, if such corporation shall be dissolved or liquidated or no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company with the approval of the Bank.

   "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding three (3) years was, contributed to by either the Company or any ERISA Affiliate.


                                    Exhibit A
                                       -12-

   "MUTUAL SERIES" means Mutual Series Fund Inc., its successors and assigns.

   "NET CASH PROCEEDS" means, with respect to any sale or disposition, including refinancing, of any asset by the Company, the aggregate consideration, including insurance proceeds or condemnation awards, received by the Company from such sale or disposition in cash or cash equivalents, but excluding any payments or proceeds received by or for the account of the Company with respect to the YIP Transaction to the extent required to be remitted to First Trust of California, as trustee or escrow agent for the Industrial Development Authority of the County of Los Angeles, LESS the sum of (i) the amount of liabilities for income taxes payable by the Company in connection with such sale or disposition (after taking into account available deductions, credit, carry-backs, carry-forwards or similar items) and in no event based on a tax rate higher than the standard federal corporate tax rate then in effect, (ii) the reasonable amount of fees and commissions payable to Persons other than the Company or any Affiliate of the Company, legal, title and recording or sales tax expenses and other costs and expenses reasonably related to such sale or disposition that are to be paid by the Company, and (iii) the amount of any Indebtedness secured by a Lien on the asset sold and required to be repaid or prepaid by the Company as a result of such sale or disposition.

   "NET INCOME" means, for any period for any Person, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

   "NET WORTH" means, with respect to any Person, at any time, (i) total consolidated assets of such Person PLUS (ii) any negative (or MINUS any positive) cumulative foreign currency translation adjustments applicable to such Person in accordance with GAAP MINUS (iii) total consolidated liabilities of such Person PLUS any negative (or minus any positive) in minimum pension obligation adjustments included in the shareholders' equity account of such Person in accordance with GAAP. Assets and liabilities shall be determined in accordance with GAAP.

   "NEW PLACEMENT AGENT AGREEMENTS" means the following documents:

         (a) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $750,000 California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (b) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $2,050,000 Industrial Development Authority of the City of Casa Grande Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;


                                    Exhibit A
                                       -13-

         (c) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project);

         (d) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $6,200,000 Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (e) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $1,000,000 City of Lancaster Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (f) that certain Remarketing and Interest Services Agreement, dated as of January 21, 1995, between the Company and Bear, Stearns & Co. Inc. as Placement Agent, with respect to $800,000 Young County #1 Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988.

   "OFFICER'S CERTIFICATE" means a certificate executed on behalf of the Company by an Authorized Officer of the Company, unless this Agreement requires that the certificate be executed by a particular officer.

   "OPTIONAL REDEMPTION DRAWING" has the meaning given to that term in paragraph 3 of each of the Letters of Credit.

   "OVERDUE RATE" means the per annum rate of interest equal from time to time to the Prime Rate plus 4 percent. The Overdue Rate shall change on each date that the Prime Rate changes.

   "PAYMENT DATE" means (a) the Effective Date and (b) each January 1, April
1, July 1, and October 1, between the Effective Date and the later of the date on which the last outstanding Letter of Credit expires or is terminated in accordance with its terms or the date on which the principal portion of the final Liquidity Reimbursement Obligation together with interest accrued thereon is paid.

   "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.


                                    Exhibit A
                                       -14-

   "PERMITS" means any permit, approval, authorization license, variance, or permission required from a Governmental Authority under an applicable Requirement of Law.

   "PERSON" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

   "PLACEMENT AGENT" means (a) U.S. Bank of Washington, National Association, with respect to the Hexcel Bonds issued pursuant to the Skagit Indenture, and any successor Placement Agent appointed pursuant to the terms of the Skagit Indenture and acceptable to the Bank, and (b) Bear, Stearns & Co. Inc. with respect to the Hexcel Bonds issued pursuant to the Indentures other than the Skagit Indenture, and any successor Placement Agent or Placement Agents appointed pursuant to the terms of the applicable Indenture and acceptable to the Bank.

   "PLACEMENT AGREEMENTS" means the New Placement Agreements and that certain Remarketing Agreement dated as of December 1, 1989, by and among the Company, the Port of Skagit County Industrial Development Corporation and Security Pacific Securities, Inc.

   "PLAN" means an employee benefit plan defined in Section 3(2) of ERISA in respect of which the Company or any ERISA Affiliate is, or within the immediately preceding three years was, an "employer" as defined in Section 3(5) of ERISA.

   "PLEDGE AGREEMENT" or "PLEDGE AGREEMENTS" means any or all of the following documents:

         (a) that certain Pledge and Security Agreement, dated as of April 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $750,000 California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (b) that certain Pledge and Security Agreement, dated as of March 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $2,050,000 Industrial Development Authority of the City of Casa Grande Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (c) that certain Pledge and Security Agreement, dated as of April 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project);


                                    Exhibit A
                                       -15-

         (d) that certain Pledge and Security Agreement, dated as of March 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $6,200,000 Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988;

         (e) that certain Pledge and Security Agreement, dated as of April 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $1,000,000 City of Lancaster Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project);

         (f) that certain Pledge and Security Agreement, dated as of April 1, 1988, by and among the Company, the Bank, and Morgan Guaranty Trust Company of New York relating to $800,000 Young County #1 Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds (Hexcel Corporation Project), Series 1988; and

         (g) that certain Pledge and Security Agreement, dated as of December 1, 1989, by and among the Company, the Bank, and Bankers Trust Company of New York, National Association, relating to $3,000,000 Port of Skagit County Industrial Development Corporation Variable Rate Demand Revenue Bond Series 1989 (Hexcel Corporation Project).

   "PLEDGED BONDS" means the Hexcel Bonds purchased or deemed to be purchased or otherwise acquired for the account of the Company with the proceeds of Liquidity Drawings during any period in which the Bank has not been reimbursed for such Liquidity Drawings.

   "POST-PETITION OBLIGATIONS" means all obligations of the Company due and owing to the Bank on or after December 6, 1993, including, but not limited to, unreimbursed Letter of Credit Drawings, Drawing fees, Letter of Credit commission fees, tender agent fees and any other expenses paid by the Bank to Morgan Guaranty Trust Company of New York, and remarketing fees and any other expenses paid by the Bank to J. P. Morgan Securities, Inc.

   "POTENTIAL DEFAULT" means any event or occurrence which, given the passage of time, the giving of notice, or both, would constitute an Event of Default.

   "PRE-PETITION OBLIGATIONS" means all obligations of the Company due and owing to the Bank prior to December 6, 1993, including, but not limited to, unreimbursed Letter of Credit Drawings, Drawing fees, Letter of Credit commission fees, attorney fees and costs, and remarketing fees and any other expenses paid by the Bank to J. P. Morgan Securities, Inc.

   "PRIME RATE" means the rate of interest announced from time to time by the Bank in San Francisco, California as its prime or reference rate. Such Prime Rate shall change as and when such announced Prime Rate changes effective as of the opening of business on


                                    Exhibit A
                                       -16-
the day announced. Such Prime Rate is determined by the Bank on the basis of a variety of economic and business factors as are in the judgment of the Bank relevant to that determination, and extensions of credit made by the Bank may bear rates below, at or above such Prime Rate.

   "PRINCIPAL COMPONENT", with respect to each Letter of Credit, has the meaning given to such term in such Letter of Credit.

   "PRIOR REIMBURSEMENT AGREEMENT" or "PRIOR REIMBURSEMENT AGREEMENTS" means any or all of the following documents:

         (a) Letter of Credit and Reimbursement Agreement dated as of April 1, 1988 relating to $750,000 California Pollution Control Financing Authority Multi-Modal Interchangeable Rate Pollution Control Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as amended;

         (b) Letter of Credit and Reimbursement Agreement dated as of March 1, 1988 relating to $2,050,000 Industrial Development Authority of the City of Casa Grande, Arizona Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as amended;

         (c) Letter of Credit and Reimbursement Agreement dated as of April 1, 1988 relating to $3,150,000 Guadalupe-Blanco River Authority Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project), as amended;

         (d) Letter of Credit and Reimbursement Agreement dated as of March 1, 1988 relating to $6,200,000 Industrial Development Authority of the County of Los Angeles Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as amended;

         (e) Letter of Credit and Reimbursement Agreement dated as of April 1, 1988 relating to $1,000,000 City of Lancaster Ohio Multi-Modal
   Interchangeable Rate Industrial Development Revenue Refunding Bonds, Series 1988 (Hexcel Corporation Project), as amended;

         (f) Letter of Credit and Reimbursement Agreement dated as of April 1, 1988 relating to $800,000 Young County #1 Industrial Development Corporation Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as amended; and

         (g) Letter of Credit and Reimbursement Agreement dated as of December 1, 1989 relating to $3,000,000 Port of Skagit County Industrial Development Corporation Variable Rate Demand Revenue Bond Series 1989 (Hexcel Corporation Project), as amended.


                                    Exhibit A
                                       -17-

   "PROPERTY" means any Real Property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory, general intangible, receivable, or other asset owned, leased or operated by the Company or any of its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

   "RATING AGENCY" means Moody's and/or S&P.

   "REAL PROPERTY" means all of the Company's present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land, (ii) any improvements, buildings, structures and fixtures now or hereafter located or erected thereon or attached thereto of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "Premises"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water and mineral rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (iv) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in or on the Premises and (v) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (iii) and (iv) above.

   "REIMBURSEMENT OBLIGATION" means any and all Debt Service Reimbursement Obligations and Liquidity Reimbursement Obligations.

   "RELATED DOCUMENTS" means the Indentures, the Resolutions, the Hexcel
Bonds, the Loan Agreements, the Pledge Agreements, the Placement Agreements, the Company certificate referred to in Section 4.1(o), the Collateral Agreement, the Escrow Agreement, and such other agreements, documents or certificates as were or will be delivered to the Bank in connection with the issuance of the Letters of Credit and this Agreement.

   "REORGANIZATION PLAN" means the First Amended Plan of Reorganization Proposed by the Debtor and the Official Committee of Equity Security Holders of Hexcel, dated as of November 7, 1994.

   "REPORTABLE EVENT" means any of the events described in Section 4043 of ERISA, the reporting of which has not been waived pursuant to regulations promulgated thereunder.

   "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act of 1933, as amended from time to time, and any successor statute, the Securities Exchange Act of 1934,


                                    Exhibit A
                                       -18-
as amended from time to time, and any successor statute, Regulations G, U and X of the Federal Reserve Board, each as in effect from time to time, ERISA, the Fair Labor Standards Act, Hazardous Substance Laws, and any certificate of occupancy, zoning ordinance, building, or land use requirement or Permit or labor or employment rule or regulation.

   "RESOLUTIONS" refers to each resolution adopted by the issuer of each series of Hexcel Bonds, authorizing the issuance of such series of Hexcel Bonds.

   "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company which is organized and existing under the laws of the United States of America, any State thereof, the District of Columbia, Puerto Rico or the United States Virgin Islands.

   "REVOLVING CREDIT AGREEMENT" means, collectively, (i) the Credit Agreement dated as of February 8, 1995, among Hexcel Corporation, the financial institutions from time to time party thereto as "Lenders" and "Issuing Banks" and Citicorp USA, Inc., in its separate capacity as agent for the "Lenders" and "Issuing Banks", as the same may be amended, renewed, supplemented, or otherwise modified at the option of the parties thereto, and (ii) any other agreement pursuant to which any of the indebtedness, commitments, obligations, costs, expenses, fees, reimbursements and other indemnities payable or owing thereunder may be refinanced, restructured, renewed, extended, refunded or increased, as any such other agreement may from time to time at the option of the parties thereto be amended, supplemented, renewed or otherwise modified.

   "REVOLVING CREDIT LENDER" means, collectively, Citicorp USA, Inc., as Agent under the Revolving Credit Agreement (together with its successors as agent) and each of the institutions which are from time to time party thereto in the capacity of "Lenders" or "Issuing Banks" (together with their respective successors and assigns).

   "REVOLVING CREDIT OBLIGATIONS" shall have the meaning given to the term "Obligations" in the Revolving Credit Agreement.

   "RIGHTS OFFERING" shall have the meaning ascribed to such term in the Reorganization Plan.

   "S&P" means Standard and Poor's Corporation, a New York corporation, its successors and assigns and, if such corporation shall be dissolved or liquidated or no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company with the approval of the Bank.

   "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or any certificates of interest, shares, or participation in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing.


                                    Exhibit A
                                       -19-

   "SKAGIT INDENTURE" means that certain Indenture of Trust, dated as of December 1, 1989, between the Company and Bankers Trust Company of California, with respect to $3,000,000 Port of Skagit Industrial Development Corporation Variable Rate Demand Revenue Bonds, 1989 (Hexcel Corporation Project), as amended from time to time in accordance with the terms thereof.

   "STANDBY LETTER OF CREDIT" has the meaning assigned to that term in the Collateral Agreement.

   "STANDBY PURCHASE COMMITMENT" means the Conditional Standby Purchase Commitment dated as of October 24, 1994 by and among the Company, Mutual Series, and the Official Committee of Equity Security Holders of Hexcel.

   "STATED AMOUNT", with respect to each Letter of Credit, has the meaning given to such term in such Letter of Credit.

   "SUBORDINATED DEBENTURES" means the 7% Convertible Subordinated Debentures due 2011 issued by the Company in the aggregate original principal amount of up to $35,000,000 and governed by the terms of the Subordinated Debenture Indenture.

   "SUBORDINATED DEBENTURE INDENTURE" means that certain Indenture dated as of August 1, 1986 between the Company and The Bank of California, N.A., as trustee (succeeded as trustee by First Trust of California, National Association), as such agreement may be amended, supplemented or otherwise modified from time to time.

   "SUBORDINATED DEBT" means (a) Existing Subordinated Debt, (b) any subordinated indebtedness incurred after the Effective Date which is permitted under Section 8.1 and (c) any other subordinated Indebtedness expressly consented to in writing by the Bank.

   "SUBSIDIARY" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company or a Subsidiary of the Company; PROVIDED, HOWEVER, that Hexcel Foundation shall not be deemed a Subsidiary of the Company for so long as it maintains its status as a not-for-profit corporation for purposes of California law.

   "SUBSIDIARY OF A PERSON" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

   "SURROUNDING PROPERTY" means all real property which is located adjacent to or in the general vicinity or locale of any part of any Real Property.


                                    Exhibit A
                                      -20-

   "TRANSACTION DOCUMENTS" means the Loan Documents (as such term is defined in the Revolving Credit Agreement), this Agreement, the Reorganization Plan, the Subordinated Debentures, the Subordinated Debenture Indenture, the Standby Purchase Commitment, the Hexcel Lyon Subordinated Note and all other agreements or instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby.

   "TRUSTEE" has the meaning assigned to that term in each of the Indentures.

   "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company other than a Restricted Subsidiary.

   "VOTING STOCK" means, with respect to any Person, securities with respect to any class or classes of Capital Stock of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors of such Person.

   "YIP TRANSACTION" means the transaction pursuant to which BCY Industrial Enterprises acquired the Company's Real Property located in The City of Industry, California by assuming the Company's obligation to repay $2,340,000 in aggregate principal amount of industrial revenue bonds issued by the Industrial Redevelopment Authority of the County of Los Angeles to finance such Real Property.


                                    Exhibit A
                                      -21-

                                                                     EXHIBIT B
                                                                            to
                                  Restated and Amended Reimbursement Agreement


                        FORM OF COLLATERAL AGREEMENT

      This Collateral Agreement (this "Agreement"), dated as of February 1, 1995, is made by and between HEXCEL CORPORATION, a Delaware corporation (the "Company"), and BANQUE NATIONALE DE PARIS, a banking corporation organized and existing under the laws of The Republic of France, acting through its San Francisco Agency (the "Bank"). The parties hereby agree as follows:

      SECTION 1. REIMBURSEMENT AGREEMENT. This Agreement is entered into in connection with that certain Restated and Amended Reimbursement Agreement, dated as of February 1, 1995, by and between the Company and the Bank (as amended from time to time in accordance with its terms, the "Reimbursement Agreement"). Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned to those terms in the Reimbursement Agreement.

     SECTION 2. REDUCTION OF BANK RISK. The Company shall reduce the contingent liability of the Bank as represented by the Letters of Credit by redeeming Hexcel Bonds in the principal amount of not less than $600,000 per quarter, as more specifically set forth in Section 3. The initial reduction shall occur not later than April 1, 1995, and each subsequent reduction shall occur not later than each succeeding Payment Date to and including October 1, 1998. In lieu of redeeming Hexcel Bonds, the Company may, at its option, on or before each Payment Date provide collateral in the amount of not less than $600,000 per quarter for the actual or contingent Hexcel Obligations in the form of a cash deposit, as more specifically set forth in Section 4, or a standby letter of credit, as more specifically set forth in Section 5. This obligation of the Company either to reduce the contingent liability of the Bank by redemption of Hexcel Bonds or to collateralize the Hexcel Obligations with a cash deposit or by a standby letter of credit, as more specifically set forth in this Agreement, is hereafter referred to generally in this Agreement as the "Reduction Obligation". The schedule of reduction or collateralization of the Bank's contingent liability as represented by the Letters of Credit shall be as follows:

            Payment Date            Aggregate Reduction Obligation

            April 1, 1995                 $ 600,000.00
            July 1, 1995                  1,200,000.00
            October 1, 1995               1,800,000.00
            January 1, 1996               2,400,000.00
            April 1, 1996                 3,000,000.00
            July 1, 1996                  3,600,000.00


                                  Exhibit B
                                     -1-

            October 1, 1996               4,200,000.00
            January 1, 1997               4,800,000.00
            April 1, 1997                 5,400,000.00
            July 1, 1997                  6,000,000.00
            October 1, 1997               6,600,000.00
            January 1, 1998               7,200,000.00
            April 1, 1998                 7,800,000.00
            July 1, 1998                  8,400,000.00
            October 1, 1998               9,000,000.00


      The Reduction Obligation is subject to increase as provided in paragraph
(b) of Section 8 of this Agreement. The Reduction Obligation on any Payment Date may be satisfied by any combination of redemption of Hexcel Bonds pursuant to Section 3, deposit of cash into the Escrow Account pursuant to Section 4 and delivery of a Standby Letter of Credit pursuant to Section 5.

      In the event that the expiration of any Letter of Credit is extended by the Bank at the request of the Company, unless otherwise expressly agreed in writing by the Bank and the Company in connection with such extension, the Company's Reduction Obligation shall likewise be extended to the Payment Date immediately preceding the extended expiration date. Anything in this Agreement to the contrary notwithstanding, in no event shall the Company's Reduction Obligation or any other term or provision of this Agreement require that the aggregate amount of the sum of (i) funds held in the Escrow Account (as defined below), (ii) the aggregate available amounts of all outstanding Standby Letters of Credit (as defined below), and (iii) the principal amount of Hexcel Bonds optionally redeemed after the Effective Date, at any time be in excess of the sum of (a) the aggregate Stated Amounts of all Letters of Credit (as reduced and reinstated from time to time in accordance with the terms of the respective Letters of Credit) and (b) all outstanding Reimbursement Obligations, whether or not then due and payable.

      SECTION 3. REDEMPTION OF HEXCEL BONDS. The Company may satisfy its Reduction Obligation by causing the redemption of Hexcel Bonds in the aggregate amounts and by the Payments Dates indicated in Section 2. Hexcel Bonds shall be considered "redeemed" for the purposes of this Agreement when, but only when, either (a) Hexcel Bonds have been redeemed in accordance with the terms of the applicable Indenture (the deposit of funds with the applicable Trustee for the purpose of redemption, whether or not coupled with notice of redemption, shall not be sufficient to consider bonds redeemed), or (b) Hexcel Bonds have been defeased in accordance with the terms of the applicable Indenture and the Bank has been notified in writing by the applicable Trustee of such defeasance and of the resulting irrevocable reduction or termination of the applicable Letter of Credit. Hexcel Bonds redeemed prior to the Effective Date shall not be applied toward satisfaction of the Reduction Obligation. Redemptions of Hexcel Bonds in excess of the minimum requirements stated in Section 2 (the "Excess Payment") may, at the option of the Company and upon written notice by the Company to the Bank, be applied to (i) satisfy future Reduction Obligations (for example, if $1,500,000 of Hexcel Bonds are redeemed on March 1, 1995,


                                  Exhibit B
                                     -2-
the Company may, by written notice to the Bank, apply such redemptions to satisfy the Company's April 1, 1995 Reduction Obligation, the Company's July 1, 1995 Reduction Obligation and $300,000 of the Company's October 1, 1995 Reduction Obligation) or (ii) replace Collateral (as defined below) previously delivered to the Bank, whether in the form of a Standby Letter of Credit (as defined in Section 5) or cash deposited in the Escrow Account, so that in such event, the Company may terminate any or all Standby Letters of Credit or withdraw cash from the Escrow Account in the aggregate amount up to the amount of the Excess Payment.

      SECTION 4. DELIVERY OF CASH DEPOSIT.  In lieu of the redemption of
Hexcel Bonds in the aggregate amounts and by the Payment Dates specified in
Section 2 of this Agreement, the Company may deposit cash into the Escrow Account (as that term is defined in the Escrow Agreement referred to below) on or before each Payment Date in an amount equal to the difference between (A) the aggregate Reduction Obligation as of such Payment Date and (B) the sum of (i) the aggregate principal amount of Hexcel Bonds redeemed following the Effective Date which the Company has elected, by written notice to the Bank, to apply toward the Reduction Obligation, (ii) the aggregate amount deposited by the Company into the Escrow Account (excluding any amounts withdrawn by the Company with the consent of the Bank), and (iii) the aggregate amount available for payment under all then outstanding Standby Letters of Credit (as defined in Section 5). Each deposit shall be in immediately available United States dollars (provided that payment may be made by check or other acceptable means of payment so long as the deposit is not deemed made until the check has cleared or "good funds" are otherwise available).

            a. ESCROW AGREEMENT. The Company, the Bank and the Escrow Agent shall enter into an Escrow Agreement in substantially the form attached to this Agreement as Exhibit A, subject only to such modifications as are acceptable to the Bank and the Company. The Escrow Agent shall be a financial institution designated by the Bank and acceptable to the Company. The Bank and the Company each agree that any of Bank of the West, Bank of America and First Trust of California would be acceptable Escrow Agents. The Company shall not be permitted to satisfy any Reduction Obligation by deposit of funds into the Escrow Account pursuant to this Section 4, unless the Company, the Bank and an Escrow Agent shall have entered into the Escrow Agreement at least 10 days prior to the initial deposit.

            b. SECURITY INTEREST. In order to secure the obligations of the Company to the Bank pursuant to this Agreement and the Reimbursement Agreement, including, without limitation, the payment of all Reimbursement Obligations in full in cash when due, whether at stated maturity, by acceleration or otherwise, the Company hereby pledges, assigns, transfers, hypothecates and sets over to the Bank and hereby grants to the Bank a security interest in all of the Company's right, title and interest in the Escrow Account, all cash, funds, investments, securities, instruments and other items now or hereafter contained in the Escrow Account, and any and all products and proceeds of the above (collectively, the "Collateral"). The cash and investments held in the Escrow Account shall be invested in accordance with the terms of the Escrow Agreement, and funds may be withdrawn by the


                                 Exhibit B
                                     -3-

Company from the Escrow Account only to the extent expressly permitted by the Escrow Agreement.

      SECTION 5. DELIVERY OF STANDBY LETTER OF CREDIT. In lieu of the redemption of Hexcel Bonds in the aggregate amounts and by the Payment Dates specified in Section 2 of this Agreement, the Company may deliver to the Bank an irrevocable standby letter of credit in substantially the form attached to this Agreement as Exhibit B (each a "Standby Letter of Credit") on or before each Payment Date in an amount equal to the difference between (A) the aggregate Reduction Obligation due on such Payment Date and (B) the sum of (i) the aggregate principal amount of Hexcel Bonds redeemed following the Effective Date which the Company has elected, by written notice to the Bank, to apply toward the Reduction Obligation, (ii) the aggregate amount deposited by the Company into the Escrow Account (excluding any amounts withdrawn by the Company with the consent of the Bank), and (iii) the aggregate amount available for payment under all then outstanding Standby Letters of Credit. Each Standby Letter of Credit shall be for a term of not less than one year (except that in no event shall any Standby Letter of Credit be required to expire later than 30 days after the expiration date of the Letter of Credit having the latest expiration date), and shall be issued by a financial institution acceptable to the Bank in its sole and absolute discretion; provided that any financial institution with offices in either San Francisco, California or New York, New York, having assets in excess of $100,000,000 and having a long term and short term rating equal to or higher than AA/A-1 with S&P and Aa/P-1 with Moody's shall be deemed acceptable to the Bank. The Bank and Hexcel each agree that Citibank, N.A. is an acceptable issuer of any Standby Letter of Credit.

            a. EXTENSION OF STANDBY LETTERS OF CREDIT. Unless the Company has redeemed Hexcel Bonds in a principal amount at least equal to the available amount of a Standby Letter of Credit and/or deposited a like amount into the Escrow Account, the Company shall from time to time arrange for the extension of the term of such Standby Letter of Credit to and including the 30th day following the expiration date of the Letter of Credit having the latest expiration date. Each such extension shall be for a term of not less than one year (except that in no event shall any Standby Letter of Credit be required to expire later than 30 days after the expiration date of the Letter of Credit having the latest expiration date).

            b. DRAWS ON STANDBY LETTER OF CREDIT. The Bank may, but shall not be obligated to, make demand for payment in accordance with the terms of any Standby Letter(s) of Credit if (1) an Event of Default (as that term is defined in the Reimbursement Agreement) has occurred and is continuing, or (2) as to any particular Standby Letter of Credit, the Bank has not received by the 30th day prior to the expiration of such Standby Letter of Credit an extension thereof if and as required herein or evidence satisfactory to the Bank that the Company has either redeemed Hexcel Bonds in a principal amount at least equal to the available amount of the expiring Standby Letter of Credit or deposited into the Escrow Account an amount of cash at least equal to the available amount of the expiring Standby Letter of Credit. Upon receipt of payment under any Standby Letter of Credit, the Bank shall, at its option, either (i) apply the funds thereby received to any


                                  Exhibit B
                                     -4-

Reimbursement Obligation due and payable by the Company to the Bank at such time, (ii) deposit the funds thereby received into the Escrow Account, or (iii) deliver the funds thereby received to one or more of the Trustees for the Hexcel Bonds together with instructions that such funds be used solely to redeem Hexcel Bonds, which instructions will be promptly endorsed in writing by the Company upon the demand of the Bank. Failure for any reason by the Bank to draw or make demand for payment under any Standby Letter of Credit shall not excuse any obligation of the Company to the Bank to pay any Reimbursement Obligation pursuant to the Reimbursement Agreement nor shall it excuse the obligation of the Company to satisfy at all times the aggregate Reduction Obligations required pursuant to Section 2 of this Agreement. If any Standby Letter of Credit shall expire without having been drawn upon by the Bank, and unless the Company shall have extended such Standby Letter of Credit as required herein or redeemed a like amount of Hexcel Bonds or deposited a like amount into the Escrow Account, then the Company shall immediately replace such Standby Letter of Credit or deposit into the Escrow Account an amount of cash equal to the available amount of the expired Standby Letter of Credit.

      SECTION 6. REPRESENTATIONS AND WARRANTIES. In addition to the representations and warranties of the Company set forth in the Reimbursement Agreement, which are incorporated herein by this reference, the Company represents and warrants to the Bank that:

            a. The Company is and will continue to be the sole and complete owner, subject to the transfer and security interest herein contained, of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in such Collateral), free from any Lien other than the security interest herein granted.

            b. (i) This Agreement creates a security interest which is enforceable against the Collateral in which the Company now has rights and will create a security interest which is enforceable against the Collateral in which the Company hereafter acquires rights at the time the Company acquires any such rights; (ii) this Agreement will create a security interest which is enforceable against all amounts deposited into the Escrow Account (and all products and proceeds thereof) by or on behalf of the Company immediately upon each such deposit whenever made; and (iii) the Bank has a perfected and first priority security interest in the Collateral in which the Company now has rights, and will have a perfected first priority security interest in the Collateral immediately upon deposit thereof into the Escrow Account subject to no other Lien.

      SECTION 7. COVENANTS. In addition to the covenants of the Company contained in the Reimbursement Agreement, which are incorporated herein by this reference, so long as any Hexcel Obligations or any obligation of the Company under this Agreement remains unsatisfied or any Letter of Credit shall remain outstanding, the Company agrees that:


                                  Exhibit B
                                     -5-

            a. The Company will appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right, title or interest in, or the rights, title or interest of the Bank under or in connection with the Escrow Agreement, the Escrow Account, the Collateral, or any material portion thereof, or any Standby Letter of Credit, including, without limitation, the rights of the Bank to withdraw funds from the Escrow Account as provided in this Agreement and in the Escrow Agreement and the right of the Bank to demand and receive payment under any Standby Letter of Credit.

            b. The Company shall maintain, preserve and protect the Bank's first priority perfected security interest in the Collateral at all times, subject to no other Liens than the Lien herein granted to the Bank.

            c. The Company shall execute and deliver to the Bank upon demand all financing statements, continuation financing statements, notices of security interest and all other documents and instruments, in form satisfactory to the Bank, and take all other action as the Bank may reasonably request to perfect and continue perfected, maintain the priority of or provide notice of the Bank's security interest in the Collateral and to accomplish the purposes of this Agreement and the Escrow Agreement.

      SECTION 8.  LATE SATISFACTION OF REDUCTION OBLIGATION.

      (a) If, for any reason, any Reduction Obligation is not satisfied (whether by redemption, deposit into the Escrow Account, delivery of a Standby Letter of Credit or any combination thereof) by the fifth Business Day after the applicable Payment Date, the Company shall pay to the Bank a late payment charge in the amount of $1,000 per instance of non-timely satisfaction of the Reduction Obligation. This late payment charge represents liquidation of administration fees and expenses to be incurred by the Bank in connection with the Company's failure timely to satisfy the Reduction Obligation on the date due, and the Company and the Bank acknowledge that this provision is not unreasonable under the circumstances existing at the time this Agreement was entered into.

      (b) In addition, if, for any reason, any Reduction Obligation is not satisfied (whether by redemption, deposit into the Escrow Account, delivery of a Standby Letter of Credit or any combination thereof) by the fifth Business Day after the applicable Payment Date, the amount of the Reduction Obligation due on the applicable Payment Date shall be increased by $50,000 for each month or portion of a month that satisfaction of the Reduction Obligation is delayed.
The Company and the Bank acknowledge that the increase in the Reduction Obligation provided for in this paragraph (b) does not constitute a penalty but rather is an incentive to timely satisfaction of the Reduction Obligations which is not unreasonable under the circumstances existing at the time this Agreement was entered into. As with other Reduction Obligations, the proceeds of any increase in the Reduction Obligation required by this paragraph will ultimately be applied to outstanding Reimbursement Obligations (including interest thereon) or will be returned to the Company, as is more


                                  Exhibit B
                                     -6-
specifically set forth in Section 10 of this Agreement, and will not otherwise be used by the Bank.

      (c) By way of illustration of the terms of this Section, if a Reduction Obligation due on April 1, 1996, is not satisfied until May 15, 1996, the Company shall pay to the Bank a $1,000 late charge fee and the amount of the Reduction Obligation due on April 1, 1996 (and satisfied, in the example, on May 15, 1996) shall be increased by $100,000 to $700,000.

      SECTION 9. REMEDIES. Upon the occurrence and during the continuation of any Event of Default (as that term is defined in the Reimbursement Agreement), the Bank may, at any time, without prior demand for performance, notice of nonperformance, presentment or other notice of any kind, other than such notice as may be required pursuant to the Reimbursement Agreement with respect to the Event of Default:

            a. withdraw all or any portion of the funds, investments or securities contained in the Escrow Account, whereupon the Bank shall, at the option of the Bank (i) apply such funds and the proceeds thereof to any Reimbursement Obligations then due and payable, whether upon maturity, acceleration or otherwise, or (ii) deliver such funds to one or more of the Trustees for the Hexcel Bonds together with instructions to apply such funds solely to the redemption of Hexcel Bonds on the earliest date permitted for such redemption (which instructions shall, upon the demand of the Bank, immediately be endorsed in writing by the Company);

            b. demand payment of all or any portion of one or more Standby Letters of Credit, whereupon the Bank shall, at the option of the Bank (i) apply such funds and the proceeds thereof to any Reimbursement Obligations then due and payable, whether upon maturity, acceleration or otherwise, or
      (ii) deposit such funds and the proceeds thereof into the Escrow Account, or (iii) deliver such funds to one of more of the Trustees for the Hexcel Bonds together with instructions to apply such funds solely to the redemption of Hexcel Bonds on the earliest date permitted for such redemption (which instructions shall, upon the demand of the Bank, immediately be endorsed in writing by the Company);

            c. exercise such other rights or remedies as the Bank may have under this Agreement, the Escrow Agreement, the Reimbursement Agreement or any other Related Document; or

            d. exercise such other rights or remedies as the Bank may have at law or in equity.

      SECTION 10. APPLICATION OF PROCEEDS. The proceeds actually received from the liquidation of investments contained in the Escrow Account and the withdrawal of funds, investments, or securities therefrom, from demand for payment pursuant to any Standby


                                  Exhibit B
                                     -7-

Letter(s) of Credit (except for such amounts as are deposited by or on the instruction of the Bank into the Escrow Account), and any other amounts received in respect of Collateral the application of which is not otherwise provided for herein, shall be applied (1) first to the payment of the costs and expenses of obtaining such funds and of liquidating any investments, including without limitation all reasonable fees and disbursements of attorneys for the Bank, (2) next to payment of any fees, costs or expenses, including without limitation, reasonable attorneys' fees and disbursements, due under the Reimbursement Agreement, (3) next to any interest due and unpaid pursuant to the Reimbursement Agreement, and (4) last to any other Hexcel Obligation due under the Reimbursement Agreement. The Company shall be liable for any deficiency which exists after any application of Collateral or Standby Letter of Credit proceeds to Hexcel Obligations. Upon expiration or other termination of the last outstanding Letter of Credit and satisfaction of all Hexcel Obligations, the Bank shall (a) return any outstanding Standby Letter of Credit to the issuer thereof and (b) instruct the Escrow Agent to transfer any funds and investments in the Escrow Account to the Company.

      SECTION 11. CERTAIN WAIVERS. Except for notices required to be given pursuant to the Reimbursement Agreement, the Company waives, to the fullest extent permitted by law (A) any right to require the Bank (1) to proceed against any Person, including any issuer of any Standby Letter of Credit, (2) to exhaust any Collateral or security for any Hexcel Obligations, (3) to pursue any remedy in the Bank's power, or (4) to make or give any presentments, demands for performance, notices of nonperformance, protests or notices of dishonor in connection with any Standby Letter of Credit or any of the Collateral, and (B) all claims, damages and demands against the Bank arising out of the possession, retention, sale or application in accordance with the terms of this Agreement, of any Standby Letter of Credit, any proceeds thereof and any funds or proceeds received by the Bank from the Escrow Account, except for any such claims, damages or demands arising out of the gross negligence or willful misconduct of the Bank.

      SECTION 12. NOTICES. All notices or other communications hereunder shall be given in the manner and to the addresses as specified, and shall be effective as provided, in the Reimbursement Agreement.

      SECTION 13. AMENDMENTS; WAIVERS. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and, in the case of amendment, by the Company and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.


                                  Exhibit B
                                     -8-

      SECTION 14. CUMULATIVE REMEDIES. The rights, powers and remedies of the Bank under this Agreement are cumulative and shall be in addition to all rights, powers and remedies available to the Bank pursuant to the Reimbursement Agreement, the other Related Documents and at law or in equity, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Bank's rights hereunder.

      SECTION 15. BINDING EFFECT; TRANSFERABILITY; NO THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Company and the Bank, their respective successors and assigns, provided, however, that the Company may not assign any of its rights hereunder or interests herein without the prior written consent of the Bank.

      SECTION 16. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any collateral are governed by the law of a jurisdiction other than California, provided that the Bank shall retain all rights arising under federal law.

      SECTION 17. ENTIRE AGREEMENT. This Agreement together with the Reimbursement Agreement contains the entire agreement of the parties with respect to the subject matter hereof.

      SECTION 18. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.


                                  Exhibit B
                                     -9-

      SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                    HEXCEL CORPORATION


                                    ____________________________________________
                                    By:
                                    Title:

                                    BANQUE NATIONALE DE PARIS, acting through its San Francisco Agency


                                    ____________________________________________
                                    By:
                                    Title:


                                    ____________________________________________
                                    By:
                                    Title:


                                  Exhibit B
                                     -10-

                                                                      EXHIBIT C
                                                                             to
                                   Restated and Amended Reimbursement Agreement


                       FORM OF LETTER OF CREDIT AMENDMENT

                            BANQUE NATIONALE DE PARIS
                              San Francisco Agency
                              180 Montgomery Street
                         San Francisco, California 94104

                      IRREVOCABLE DIRECT-PAY LETTER OF CREDIT

                         CERTIFICATE OF ELECTION TO EXTEND
                           Letter of Credit No. ________

                                 February __, 1995


First Trust of California,         Morgan Guaranty Trust Company of New York
National Association               30 West Broadway, 14th Floor
101 California Street              New York, N.Y. 10015
Suite 1150                         Attn: Corporate Trust Department
San Francisco, CA 94111
Attn: Corporate Trust Department

      Re: Letter of Credit No. _____, issued ______, relating to _________ Multi-Modal Interchangeable Rate Industrial Development Revenue Refunding Bonds Series 1988 (Hexcel Corporation Project), as amended (the "Letter of Credit")

Ladies and Gentlemen:

      We hereby notify you, in accordance with the terms of the Letter of Credit, that we have elected to extend the Expiration Date (as defined in the Letter of Credit) to December 31, 1998.

                             Banque Nationale de Paris,
                                San Francisco Agency

______________________________________    _____________________________________
By                                        By
Title                                     Title

Consented to:                             Hexcel Corporation
Date:  February ___, 1995
                                          _____________________________________
                                          By
                                          Title

Accepted:                                 First Trust of California, National
                                          Association,
Date:  February ___, 1995                 as Trustee

                                          _____________________________________
                                          By
                                          Title

Accepted:                                 Morgan Guaranty Trust Company of New
                                          York, as Tender Agent
Date:  February ___, 1995
                                          _____________________________________
                                          By


                                    Exhibit C
                                      -11-

The schedules to this agreement have been omitted and are available upon request.